                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-87146
Prospectus Supplement dated May 23, 2003
To Prospectus dated May 23, 2003

                                      [AMERICAN GENERAL FINANCIAL SERVICES LOGO]

                           $257,060,000(approximate)
                  AMERICAN GENERAL MORTGAGE LOAN TRUST 2003-1,
                                   AS ISSUER

      MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-1

       AMERICAN GENERAL FINANCE                SECOND STREET FUNDING
             CORPORATION,                           CORPORATION,
          AS MASTER SERVICER                         AS SELLER

                          BOND SECURITIZATION, L.L.C.,
                                  AS DEPOSITOR

  The certificates
  represent               THE TRUST:           --  will issue 3 classes of senior certificates
  obligations of
  the trust only                               --  will issue 2 classes of mezzanine certificates
  and do not
  represent an                                 --  will issue a single residual certificate
  interest in or
  obligation of                                --  will make a REMIC election for federal income tax
  the seller, the                                  purposes
  master servicer,
  the depositor, the      THE CERTIFICATES:    --  represent the entire beneficial interest in a
  trustee, the trust                               trust, whose assets are a pool of closed-end, fixed
  administrator or                                 rate, first lien mortgage loans on one- to
  any of their                                     four-family residential properties
  affiliates.
                                               --  currently have no trading market
  This prospectus
  supplement                                   --  are not guaranteed
  may be used to
  offer and sell          CREDIT ENHANCEMENT:  --  will be provided in the form of
  the certificates                                 overcollateralization, excess interest and
  only if                                          subordination provided to the Class A Certifi-
  accompanied by                                   cates by the Class M Certificates and
  the prospectus.                                  subordination provided to the Class M-1
                                                   Certificates by the Class M-2 Certificates.

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-9 AND ON PAGE 2 IN THE PROSPECTUS.

For complete information about the certificates, read both this prospectus supplement and the prospectus.

Banc One Capital Markets, Inc. and Citigroup Global Markets Inc. will offer to the public the offered certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately 99.74% of the aggregate initial principal balance of the offered certificates, plus accrued interest (other than interest with respect to the Class A-1 Certificates). The underwriters will sell the certificates from time to time in negotiated transactions. Delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking societe anonyme and the Euroclear System on or about May 28, 2003.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       BANC ONE CAPITAL MARKETS, INC.                           CITIGROUP

May 23, 2003

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                              PROSPECTUS SUPPLEMENT

Summary..................................................................   S-3
Risk Factors.............................................................   S-9
The Originators..........................................................  S-15
The Master Servicer......................................................  S-17
The Seller...............................................................  S-20
Description of the Mortgage Loans........................................  S-20
Description of the Certificates..........................................  S-28
Prepayment and Yield Considerations......................................  S-46
Pooling and Servicing Agreement..........................................  S-52
Use of Proceeds..........................................................  S-52
Federal Income Tax Consequences..........................................  S-52
State and Local Taxes....................................................  S-65
ERISA Considerations.....................................................  S-65
Legal Investment Considerations..........................................  S-67
Underwriting.............................................................  S-67
Legal Matters............................................................  S-67
Ratings .................................................................  S-68

                                   PROSPECTUS

Risk Factors.............................................................     2
Description of the Securities............................................     6
The Trusts...............................................................     9
The Loans................................................................    10
Enhancement..............................................................    15
Bond Securitization, L.L.C...............................................    18
Servicing of Loans.......................................................    18
The Agreements...........................................................    27
Legal Aspects of the Loans...............................................    39
Legal Aspects of the Pooled Securities...................................    54
Use of Proceeds..........................................................    55
Federal Income Tax Consequences..........................................    55
State Tax Considerations.................................................    93
ERISA Considerations.....................................................    93
Legal Investment.........................................................   100
Ratings..................................................................   100
Plan of Distribution.....................................................   100
Legal Matters............................................................   100
Available Information....................................................   100
Incorporation of Documents by Reference..................................   101
Glossary of Defined Terms................................................   102

                                     Summary

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                           OFFERED CERTIFICATES(1)(2)

                                                   INITIAL CLASS          LAST SCHEDULED      ANTICIPATED RATINGS
                          CERTIFICATE RATE      PRINCIPAL BALANCE       DISTRIBUTION DATE        (MOODY'S/S&P)
                          ----------------      -----------------       -----------------        -------------
Class A-1                    Variable (3)          $146,500,000            April 2033              Aaa/AAA
Class A-2                       2.54%              $34,000,000             April 2033              Aaa/AAA
Class A-3                       4.03%              $44,820,000             April 2033              Aaa/AAA
Class M-1                       4.26%              $16,190,000             April 2033              Aa2/AA
Class M-2                       4.69%              $15,550,000             April 2033               A2/A


      (1) The principal balance of each class of certificates is subject to a variance of 5%.

      (2) On the first distribution date after the date on which the master servicer may exercise its option to terminate the trust fund, the certificate rate on the Class A-3 Certificates, the Class M-1 Certificates and the Class M-2 Certificates will increase by 0.50%.

      (3) For each distribution date, the per annum certificate rate on these certificates will be equal to the lesser of (a) LIBOR plus 0.12%, and (b) the Net WAC Cap.

In addition to the certificates offered hereby, the issuer will issue the Class R Certificates which are not offered hereby.

THE SELLER

- Second Street Funding Corporation.

- Second Street Funding Corporation maintains its principal office at 601 N.W. Second Street, Evansville, Indiana 47708. Its telephone number is (812) 468-5734.

     The seller is an affiliate of the master servicer and the originators.

            We refer you to "The Seller" in this prospectus supplement for additional information.

THE MASTER SERVICER

      - American General Finance Corporation, an affiliate of the seller and the originators.

      - American General Finance Corporation maintains its principal office at 601 N.W. Second Street,

            Evansville, Indiana 47708. Its telephone number is (812) 424-8031.

      - The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to 0.50% per annum on the principal balance of each mortgage loan.

      We refer you to "The Master Servicer" in this prospectus supplement for additional information.

ISSUER

      -     American General Mortgage Loan Trust 2003-1.

TRUSTEE

      -     U.S. Bank National Association.

TRUST ADMINISTRATOR

      -     Bank One, N.A.

DEPOSITOR

      -     Bond Securitization, L.L.C.

CUT-OFF DATE

      -     May 1, 2003.

CLOSING DATE

      -     May 28, 2003.

DISTRIBUTION DATE

      - The 25th day of each month, or if that day is not a business day, the next succeeding business day. The first distribution date is June 25, 2003.

DUE PERIOD

      - For each distribution date or determination date, the preceding calendar month.

REGISTRATION OF OFFERED CERTIFICATES

      We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

      We refer you to "Risk Factors -- Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates," "Description of the Certificates -- Book-Entry Certificates" and "Annex I" in this prospectus supplement for additional information.

TRUST FUND PROPERTY

      The trust fund property is the property of the issuer which will be held by the trustee for the benefit of the certificateholders. The trust fund property includes:

      - a pool of closed-end, fixed-rate mortgage loans, secured by first deeds of trust and mortgages on one- to four-family residential properties;

      -     payments on the mortgage loans received after the cut-off date;

      - property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

      - rights under any hazard insurance policies covering the mortgaged properties; and

      - amounts on deposit in accounts described in this prospectus supplement.

THE MORTGAGE LOANS

      On the closing date, the trust fund will acquire a pool of fixed-rate mortgage loans, with an aggregate principal balance as of the cut-off date of $259,009,662.15.

      The mortgage loans will have the following characteristics as of the cut-off date:

      -     number of mortgage loans: 4,344

      -     mortgaged property location: 26 states

      -     average principal balance: $59,624.69

      -     maximum principal balance: $502,184.98

      -     interest rates range: 7.00% to 14.00%

      -     weighted average interest rate: 10.58% (approximate)

      - weighted average remaining term to stated maturity, based on principal balance: 210 months (approximate)

      -     remaining term to stated maturity range: 15 months to 359 months

      -     loan-to-value ratio range: 5.95% to 90.00% (approximate)

      We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

NO MONTHLY ADVANCES

      The master servicer is not obligated to and does not intend to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default.

THE CERTIFICATES

1.    General

      - Each month the trust administrator will calculate the amount you are owed.

      - If you hold a certificate other than a Class A-1 Certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month. If you hold a Class A-1 Certificate on the day prior to the related distribution date, you will be entitled to receive payments on that distribution date.

            We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

2.    Interest Distributions

      - Interest accrues on the certificates other than the Class A-1 Certificates from the first day of a calendar month through the last day of that calendar month. Interest accrues on the Class A-1 Certificates from and including the previous distribution date (or the closing date in the case of the first distribution date) through the last day preceding the related distribution date.

            On each distribution date, you will be entitled, subject to interest collections on the mortgage loans and payment of certain expenses, to the following:

      - interest at the related certificate rate that accrued during the related interest period; plus

      -     any interest that was due on a prior distribution date and not paid;
            plus

      - interest on the amount of interest which was previously due and not paid; minus

      - interest shortfalls associated with principal prepayments and the Soldiers' and Sailors' Relief Act of 1940.

            We refer you to "Description of the Certificates -- Interest" in this prospectus supplement for additional information.

3.    Principal Distributions

      - Principal distributions are payable on each distribution date from collections on the mortgage loans net of interest payments on the certificates and certain expenses of the issuer.

      - Shortfalls in funds available to pay principal are likely to reduce principal distributions on the certificates.

      - The calculation of the amount a class is entitled to receive on each distribution date and the priority of principal distributions among the certificates is described in this prospectus supplement under "Description of the Certificates -- Principal."

CREDIT ENHANCEMENTS

      Excess Interest: The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the certificates. This excess will be applied as principal payments to the offered certificates in the priority described in this prospectus supplement until the required level of overcollateralization is reached. This will result in a limited acceleration of principal payments on the Class A Certificates relative to the amortization of the mortgage loans, increasing the overcollateralization for the certificates. Once the required level of overcollateralization is reached, the application of the excess interest payments will stop, until it is again needed to maintain the required level of overcollateralization. Thereafter, excess interest will be allocated to cover realized losses on the mortgage loans and certain interest shortfalls as described herein. On each distribution date, remaining excess interest will be paid to the Class R certificateholders.

      We refer you to "Description of the Certificates -- Principal" and " -- Remaining Excess Spread" in this prospectus supplement for additional information.

      Overcollateralization: Although the aggregate principal balance of the mortgage loans as of the cut-off date is $259,009,662.15, the trust is issuing only $257,060,000.00 aggregate principal amount of certificates. The excess principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. The targeted overcollateralization amount will initially be set at 5.00% of the aggregate principal balance of the mortgage loans as of the cut-off date. The targeted overcollateralization amount may change over time as more fully described under "Description of the Certificates -- Overcollateralization." Reductions in the amount of overcollateralization as a result of losses on the mortgage loans will be restored to the then-current targeted overcollateralization amount to the extent of excess interest.

      Subordination: If the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess interest or overcollateralization will be allocated first to the Class M-2 Certificates and then to the Class M-1 Certificates, and the Class A Certificates will not bear any such losses, except as described below and elsewhere in this prospectus supplement. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

      We refer you to "Description of the Certificates -- Allocation of Losses" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

      If the total pool principal balance declines below 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, then the master servicer may purchase all of the mortgage loans and the related properties in the trust fund. If the master servicer purchases all of the mortgage loans, you will receive a final distribution and the trust fund will be terminated.

      We refer you to "Pooling and Servicing Agreement -- Termination; Purchase of the Mortgage Loans" in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

      - An election will be made to treat the trust fund, excluding the Net WAC Carryover Reserve Fund, as a REMIC.

      - The offered certificates (other than any right of the Class A-1 certificateholders to receive payments from the Net WAC Carryover Reserve Fund) will be regular interests in the REMIC and will be treated as debt instruments of the REMIC.

      - The residual certificates will represent the beneficial ownership of the sole class of residual interest in the REMIC.

      We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

      We suggest that a fiduciary of any employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986 carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.

      Subject to considerations and conditions, the certificates may be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the Code.

            We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

      The offered certificates will not be mortgage related securities, for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

CERTIFICATE RATING

      The Class A Certificates will not be issued unless they receive the following ratings:

      Class A-1 Aaa by Moody's and AAA by S&P;

      Class A-2 Aaa by Moody's and AAA by S&P; and

      Class A-3 Aaa by Moody's and AAA by S&P.

      The Class M-1 Certificates will not be issued unless they receive the following ratings:

      Aa2 by Moody's; and

      AA by S&P.

      The Class M-2 Certificates will not be issued unless they receive the following ratings:

      A2 by Moody's; and

      A by S&P.

      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency. The ratings on the Class A-1 Certificates do not constitute statements regarding the payment of any Net WAC Carryover.

      We refer you to "Ratings" in the prospectus and in this prospectus supplement and "Risk Factors -- Rating of the Securities Does Not Assure Payment" in the prospectus for additional information

                                  RISK FACTORS

                  You should carefully consider the following risk factors prior to any purchase of certificates and discuss such factors with independent legal and tax counsel. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

THE FAILURE TO DELIVER THE LOAN DOCUMENTS AND THE FAILURE TO RECORD THE ASSIGNMENTS MAY CAUSE A SALE TO THE DEPOSITOR TO BE INEFFECTIVE.

                  Under the terms of a pooling and servicing agreement among the depositor, American General Finance Corporation ("AGFC"), the seller, the trust administrator and the trustee, so long as AGFC's long-term senior unsecured debt is assigned a rating of at least "Baa3" by Moody's Investors Service, Inc. and "BBB-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., the loan documents with respect to each mortgage loan will be retained by American General Financial Services, Inc. (DE), American General Financial Services, Inc. (IN), American General Financial Services, Inc. (TX), American General Financial Services, Inc. (OH), American General Financial Services, Inc. (TN), American General Consumer Discount Company (PA) and American General Home Equity, Inc. (DE), which are the respective originators affiliated with AGFC, and assignments of the related mortgage to the trust will not be recorded. The related originators will maintain possession of the documentation relating to each mortgage loan at one of more than seven hundred different branch locations which will in most cases be the branch location where the mortgage loan was originated. Failure to deliver the documents to the trust administrator will make the transfer of the mortgage loans potentially ineffective against a purchaser if an originator fraudulently or inadvertently resells a mortgage loan to a purchaser who had no notice of the prior sale to the depositor and transfer to the trust, and who perfects his interest in the mortgage loan by taking possession of the loan documents.

                  Each of the originators and the seller have taken steps to structure the transfers of the mortgage loans to the depositor and the subsequent transfer of the mortgage loans to the trust as "true sales" of the loans in the event of the insolvency of any of the originators or the seller. If, however, for any reason, including the bankruptcy or insolvency of an originator or the seller, any originator or the seller is found not to have sold the mortgage loans, but is instead deemed to have made a loan secured by a pledge of the related mortgage loans, then the depositor, the trust and/or the trustee will have a perfected security interest in the mortgage loans because the originators, the seller and the depositor have filed financing statements to perfect the depositor's and/or the trust's and/or the trustee's security interest in the mortgage loans conveyed by the originators, the seller and the depositor. The Uniform Commercial Code filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of the related mortgages or the endorsement and delivery of the related mortgage note. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be voided in the bankruptcy of an originator, the seller or the depositor for up to one year after the date on which perfection occurred.

                  Each originator has agreed that if any loss is suffered in respect of a mortgage loan as a result of the retention by such originator of the documents relating to a mortgage loan or the failure to record the assignment of a mortgage loan, the related originator will purchase the mortgage loan from the trust. However, there can be no assurance that the related originator will have the financial capability to purchase any such mortgage loan.

                  In the event that AGFC's long-term senior unsecured debt rating as assigned by the rating agencies does not satisfy the above-described standards, the originators will have 90 days to deliver and record assignments of the mortgages for each related mortgage loan in favor of the trustee (unless the master servicer provides opinions of counsel satisfactory to the trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor, the trust, the trust administrator and the trustee in the mortgage loans) and the originators will have 60 days to deliver the loan documents pertaining to each mortgage loan to the trust administrator. Although the loan documents pertaining to each mortgage loan will generally not be delivered to the trust administrator or segregated from the loan documents pertaining to other mortgage loans owned or serviced by the originators, the electronic master record of mortgage loans maintained by the originators will be marked to indicate that the mortgage loans have been transferred.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY CERTIFICATES

      -     Limit on Liquidity of Certificates.

                  Issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      -     Limit on Ability to Transfer or Pledge.

                  Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of the certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

      -     Delays in Distributions.

                  You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trust administrator to DTC for DTC to credit the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants, as applicable.

                  We refer you to "Description of the Certificates -- Book-Entry Certificates" in this prospectus supplement.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

                  Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses including legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

                  We refer you to "Legal Aspects of the Loans -- Foreclosure on Mortgages" in the prospectus.

DELAYS IN PAYMENT ON THE CERTIFICATES MAY RESULT BECAUSE THE MASTER SERVICER IS NOT REQUIRED TO MAKE ADVANCES

                  The master servicer is not obligated to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default. We cannot assure you that the applicable credit enhancements will adequately cover the resulting shortfalls.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

                  The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

      - Borrowers may fully or partially prepay their mortgage loans at any time. The rate of prepayments would be expected to increase when interest rates are generally falling and to decrease when interest rates are generally increasing. Based on the cut-off date principal balance, approximately 64.07% of the mortgage loans at origination provided for a payment of a prepayment charge for some period of time following origination. This charge may be waived at the master servicer's option. The master servicer will retain any amounts received from a prepayment charge for its own account. Prepayment charges may not be enforced if the borrower refinances with the originators or other affiliates of the master servicer. Prepayment charges may reduce the rate of prepayment on the mortgage loans while such prepayment charges are in effect.

      - All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the borrower to fully pay the balance of the mortgage loan when the mortgaged property is sold. The master servicer usually will enforce the due-on-sale provision unless prohibited by applicable law.

      - The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

      - We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

                  We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES

                  Because all of the mortgage loans are simple interest mortgage loans, mortgagors are only charged interest up to the date on which payment is made. Therefore, if a mortgagor makes a payment on a simple interest mortgage loan in any month less than 30 days after the previous due date, a shortfall in interest collections available for payment on the next distribution date may result. The master servicer is not required to cover any shortfall in interest collections. These shortfalls will be allocated on a pro rata basis among the certificates, and if the credit enhancements are insufficient to cover these shortfalls, you may incur a loss. See "Description of the Mortgage Loans -- Payments on the Simple Interest Mortgage Loans" in this prospectus supplement.

THE CERTIFICATE RATE ON THE CLASS A-1 CERTIFICATES IS SUBJECT TO THE NET WAC CAP

                  The certificate rate on the Class A-1 Certificates is equal to the lesser of (a) one-month LIBOR plus the related margin, and (b) the Net WAC Cap. If the Net WAC Cap is less than one-month LIBOR plus the applicable margin, the interest rate on the Class A-1 Certificates will be reduced to the Net WAC Cap. Thus, the yield to investors on the Class A-1 Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the Net WAC Cap.

                  Additionally, the prepayment of mortgage loans with higher loan rates may result in a lower certificate rate on the Class A-1 Certificates if the Net WAC Cap is reduced to less than one-month LIBOR plus the related margin.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

                  The Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. United States military operations in Afghanistan and Iraq have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer will not cover these shortfalls. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations may result in a reduction of the amounts distributable to the certificateholders.

                  The Relief Act also limits the ability of the master servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans and those delays and increased losses may result in delays in payment and increased losses on the certificates in connection therewith.

                  We do not know how many mortgage loans in the mortgage loan pool have been or may be affected by the application of the Relief Act. See "Legal Aspects of the Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

SERVICING RISK

                  The master servicer and the subservicers may employ servicing and collection policies from time to time which have the effect of accelerating or deferring (a) defaults of mortgage loans by borrowers, and (b) collections from enforcement of defaulted loans. Terms of a mortgage loan may be waived, modified or varied if it is in default or (in the judgment of the master servicer or related subservicer) such default is imminent, or if the purpose of such action is to reduce the likelihood of default of such mortgage loan, to increase the likelihood of repayment or repayment upon default of such mortgage loan, or to otherwise benefit the certificateholders.

GEOGRAPHIC CONCENTRATION INCREASES RISK THAT CERTIFICATE YIELDS CAN BE IMPAIRED

                  The mortgaged properties relating to the mortgage loans are located in 26 states. However, 21.73% of the mortgaged properties, by principal balance as of the cut-off date, are located in Texas, 11.92% of the mortgaged properties, by principal balance as of the cut-off date, are located in Virginia and 10.08% of the mortgaged properties, by principal balance as of the cut-off date, are located in California. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case.

THE COMMINGLING OF FUNDS CAN CREATE GREATER RISK TO YOU IF AGFC GOES INTO BANKRUPTCY

                  So long as the master servicer's short-term debt is rated at least "P-1" by Moody's and "A-1" by S&P or the master servicer maintains a servicer credit enhancement acceptable to such rating agencies, and AGFC is the master servicer, all amounts received in respect of the mortgage loans may be commingled with the funds of the master servicer prior to each distribution date and, in the event of bankruptcy or insolvency of AGFC, the trust may not have a perfected interest in these collections. As a result, the trust may not have access to those funds to make payments on the certificates.

LIMITED REMEDIES UNDER CONSUMER PROTECTION LAWS

                  Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                  The mortgage loans are also subject to federal laws, including:

                  - the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                  - the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  - the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

                  Any violations of certain provisions of these state and federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to civil money penalties, damages and administrative enforcement, and allow borrowers to rescind loans and recover interest and other charges paid.

                  The originators underwrite and originate loans at several hundred branches throughout the country. The originators have been developing an automated document generation system to assist the branches in providing standard loan documentation and reducing compliance risks associated with documents prepared in branch locations. These systems are periodically reviewed and enhanced. Each originator, or an affiliate, will represent that each mortgage loan originated by such originator is in compliance with applicable federal and/or state laws and regulations. In the event of a breach of such representation, the originator, or an affiliate, will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under "Description of the Certificates -- Transfer of Mortgage Loans" in this prospectus supplement.

HIGH COST LOANS

                  Each originator, or an affiliate, will represent that none of the mortgage loans is a "High Cost Loan" within the meaning of the federal Truth-in-Lending Act, as amended by the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"). See "Legal Aspects of the Loans" in the prospectus.

                  In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have loan rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. The originators' failure to have complied with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. In the mortgage industry, lawsuits have been brought in various states making claims against assignees of such loans for violations of state or local law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                  Each originator, or an affiliate, will represent that none of the mortgage loans are "high-cost home loans" or "covered home loans" within the meaning of the Georgia Fair Lending Act (the "Georgia Act").

                                 THE ORIGINATORS

                  American General Financial Services, Inc. (DE), American General Financial Services, Inc. (IN), American General Financial Services, Inc.
(TX), American General Financial Services, Inc. (OH), American General Financial Services, Inc. (TN), American General Consumer Discount Company (PA) and American General Home Equity, Inc. (DE), the originators of the mortgage loans, are wholly-owned subsidiaries of AGFC, an Indiana corporation headquartered in Evansville, Indiana.

                  AGFC is a wholly-owned subsidiary of American General Finance, Inc. ("AGFI"), which is in turn a wholly-owned indirect subsidiary of American International Group, Inc.

                  AGFI is a financial services holding company whose principal subsidiary is AGFC. AGFC is also a financial services holding company with subsidiaries engaged primarily in the consumer finance and credit insurance businesses.

CREDIT AND UNDERWRITING GUIDELINES

                  The following is a brief description of the underwriting policies and procedures used by the originators to underwrite mortgage loans. Underwriting standards are applied by a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the mortgage loan.

                  The originators use a combination of credit scoring and judgmental credit analysis in making their underwriting decisions. As part of their underwriting process, the originators will adjust the interest rate they charge on each mortgage loan to reflect their evaluation of the relative risk based upon: (i) an internal credit grade, (ii) the loan-to-value ratio, and (iii) the loan size.

                  A prospective borrower applying for a mortgage loan is required to complete an application. The application is designed to provide the originators with pertinent credit information with regard to the applicant's liabilities, income, credit history, employment history and personal information. Of the mortgage loans in the pool, substantially all were originated under full documentation programs based on the originators' standards and procedures.

                  Most applicants complete the mortgage loan application at a local branch location, however, applicants can also access a loan application through the Internet. Consumers who apply at the branch will have their information entered into an on-line loan application system which will produce a full credit bureau report, a FICO score, and will then assign an internal proprietary risk level based upon a number of factors. Consumers who apply through the Internet will have their application forwarded to the appropriate local branch after having been processed by the loan application system.

                  The originators obtain full appraisals from an outside service on all mortgaged properties, with the exception of less than 1% of the mortgage loans (by principal balance as of the cut-off date), where an alternative valuation method was utilized. Such appraisals are based upon an appraiser's inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area, and when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by the applicable originator during the application approval process and the final funding is based on the results of the review.

                  Once the local branch completes its review of all of the information, the loan application will be processed based upon the proper approval authority. Generally, mortgage loan applications in excess of $50,000 that pass branch review are sent to AGFI's Real Estate Approval Center located in Evansville, Indiana for centralized underwriting review. The originators have produced and consistently update written policies and procedures detailing the loan underwriting process and procedures.

                  The originators evaluate the application and loan package based upon both the applicable credit scores and other characteristics of the application. The consumer's ability to pay, via a required budget calculation, and the loan-to-value ratio are critical to an underwriting decision.

                  The originators require a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the originators. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer debt noted on the credit report.

                  The originators generally obtain evidence of employment to verify information provided by the borrower. The originators sometimes obtain a written verification from the borrower's employer. This verification usually reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower's employer, the originators may obtain from the applicant recent tax returns, other tax forms (e.g. W-2 forms), current pay stubs, bank statements, or may telephone the applicant's employer to verify an applicant's employment status.

                               THE MASTER SERVICER

                  AGFC, as master servicer, will be responsible for servicing the mortgage loans in accordance with the terms of the pooling and servicing agreement. Prior to the closing date, the originators, each as a subservicer, began servicing the mortgage loans for the master servicer in accordance with a subservicing agreement. On the closing date, the originators will enter into a new subservicing agreement, the terms and conditions of which will be consistent with and will not violate the provisions of the pooling and servicing agreement. This subservicing does not relieve the master servicer from any of its obligations to service the mortgage loan in accordance with the terms and conditions of the pooling and servicing agreement. See " -- Servicing and Collection Procedures."

SERVICING AND COLLECTION PROCEDURES

                  The following is a description of the servicing policies and procedures customarily and currently employed by each of the originators with respect to the portion of AGFI's mortgage loan portfolio which it services.

                  Account servicing and collection processing for branch originated loans are handled at the branch where the loan was originated. All loan files and documentation are maintained at the servicing branch location.

                  Borrowers are sent monthly statements, which specify the payment due. Due dates for payments occur throughout the calendar month. Branch personnel, along with all levels of management, review delinquency information on a daily basis. Generally if payment is not received within 10 working days after the due date, an initial collection effort by telephone is made in an attempt to bring the delinquent account current. The originators continue to monitor and evaluate the various stages of delinquency on a continuous basis.

                  Delinquent accounts are contacted by the branch personnel through various methods, including but not limited to, telephone calls and collection letters. The course of action taken by the originators is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related mortgaged property and the reason for the current inability to make timely payments. Generally, the originators' policy is to rewrite loans as opposed to allow for modifications.

                  The originators' servicing and charge-off policies and collection practices may change over time in accordance with the their business judgment, changes in their serviced loan portfolio and applicable laws and regulations, as well as other items. Regulations and practices regarding the liquidation of properties (e.g. foreclosure) and the rights of the borrower in default vary greatly from state to state. The originators will generally initiate a foreclosure only if the delinquency or other breach will not be cured. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, an originator may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

                  When a loan is 60 days past due, borrowers are mailed a notice of default, and at this time a file review is typically completed. The file review consists of an appraisal review, property inspection, title review, and documentation review. Foreclosure laws and practices and the rights of the borrower in default vary from state to state, but generally foreclosure procedures are initiated when the loan is 90 days past due.

                  In addition, the pooling and servicing agreement provides that the master servicer may (i) waive any late payment or other charge in connection with a mortgage loan, and (ii) arrange with a mortgagor a schedule for the repayment of delinquent amounts.

DELINQUENCY EXPERIENCE

                  The following table sets forth the delinquency experience of AGFI and its subsidiaries (including the originators) on their servicing portfolio of mortgage loans secured by first or subordinate liens, including home equity lines of credit (the mortgage pool relating to this prospectus supplement does not include loans secured by subordinate liens or home equity lines of credit).

                                         DECEMBER 31, 1999                                    DECEMBER 31, 2000
                          ----------------------------------------------      ----------------------------------------------
                                                     PERCENT    PERCENT BY                               PERCENT   PERCENT BY
                           BY NO.      BY DOLLAR      BY NO.      DOLLAR       BY NO.      BY DOLLAR      BY NO.      DOLLAR
                          OF LOANS      AMOUNT       OF LOANS     AMOUNT      OF LOANS       AMOUNT      OF LOANS     AMOUNT
                          --------      ------       --------     ------      --------       ------      --------     ------
Total Portfolio (gross)   181,484   $7,087,150,000     N/A         N/A        184,591   $7,297,571,000       N/A       N/A

Period of Delinquency

  30-59 Days                2,290   $   95,133,075    1.26%       1.34%         2,259   $   79,159,338      1.22%     1.08%

  60-89 Days                1,011   $   41,196,081    0.56%       0.58%         1,006   $   39,014,457      0.54%     0.53%

  90 Days or more           3,873   $  172,817,449    2.13%       2.44%         4,217   $  200,447,422      2.28%     2.75%

Total Delinquent Loans      7,174   $  309,146,605    3.95%       4.36%         7,482   $  318,621,217      4.05%     4.37%

Loans in Foreclosure          890   $   55,308,226    0.49%       0.78%           741   $   46,760,898      0.40%     0.64%


                                        DECEMBER 31, 2001                                    DECEMBER 31, 2002
                          ----------------------------------------------      ----------------------------------------------
                                                     PERCENT    PERCENT BY                               PERCENT   PERCENT BY
                           BY NO.      BY DOLLAR      BY NO.      DOLLAR       BY NO.      BY DOLLAR      BY NO.      DOLLAR
                          OF LOANS      AMOUNT       OF LOANS     AMOUNT      OF LOANS       AMOUNT      OF LOANS     AMOUNT
                          --------      ------       --------     ------      --------       ------      --------     ------
Total Portfolio (gross)   189,907   $7,613,988,000     N/A         N/A        218,615   $9,409,294,000      N/A        N/A

Period of Delinquency

  30-59 Days                2,767      $92,463,571    1.46%       1.21%         3,086     $122,248,936      1.41%     1.30%

  60-89 Days                1,205      $47,664,173    0.63%       0.63%         1,392      $55,649,699      0.64%     0.59%

  90 Days or more           4,607     $204,094,673    2.43%       2.68%         5,342     $244,351,227      2.44%     2.60%

Total Delinquent Loans      8,579     $344,222,417    4.52%       4.52%         9,820     $422,249,862      4.49%     4.49%

Loans in Foreclosure        1,111      $72,097,624    0.59%       0.95%         1,638     $116,152,642      0.75%     1.23%

                                           MARCH 31, 2003
                          ----------------------------------------------
                                                     PERCENT    PERCENT BY
                           BY NO.      BY DOLLAR      BY NO.      DOLLAR
                          OF LOANS      AMOUNT       OF LOANS     AMOUNT
                          --------      ------       --------     ------
Total Portfolio (gross)   217,782   $9,617,176,000     N/A        N/A

Period of Delinquency

  30-59 Days                2,747     $104,215,295    1.26%       1.08%

  60-89 Days                1,144      $47,703,055    0.53%       0.50%

  90 Days or more           5,490     $268,011,653    2.52%       2.79%

Total Delinquent Loans      9,381     $419,930,004    4.31%       4.37%

Loans in Foreclosure        1,695     $125,643,809    0.78%       1.31%

REAL ESTATE OWNED

                                                                   DECEMBER 31,
                                              ------------------------------------------------------------------------------
                                                 1999                 2000                    2001                  2002
                                              -----------          -----------             -----------           -----------
Number of Properties                                  728                  834                   1,006                   951
Book Value                                    $52,232,000          $45,864,000             $49,985,000           $49,012,000


                                            --------------
                                            MARCH 31, 2003
                                            --------------
Number of Properties                                  846
Book Value                                    $42,701,000



CHARGE-OFF EXPERIENCE

                                                             YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------------------------------------
                                                 1999                  2000                   2001                   2002
                                              -----------          -----------             -----------           -----------
Total Net Charge-offs for Period              $38,364,000          $45,234,000             $50,075,000           $54,046,000
Charge-Off Ratio                                     0.62%                0.63%                   0.68%                 0.67%
Accounts Charged-off                                2,703                2,561                   2,629                 3,094


                                            MARCH 31, 2003
                                            --------------
Total Net Charge-offs for Period              $12,679,000
Charge-Off Ratio                                     0.53%
Accounts Charged-off                                  721

                                   THE SELLER

                  Second Street Funding Corporation is a wholly-owned subsidiary of AGFI. It was incorporated in March 2003 as a special purpose entity for the purpose of purchasing the mortgage loans from the originators and, eventually, selling the mortgage loans to the depositor for transfer to the trust.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

                  Unless otherwise noted, the statistical information presented in this prospectus supplement represents only the mortgage loans included in the trust and is based on the characteristics of the mortgage loans as of May 1, 2003, the cut-off date.

                  The mortgage loans to be purchased by the trust will have been originated by the originators and transferred by the originators to the seller. The seller will then transfer the mortgage loans to the depositor for transfer to the trust.

                  The mortgage pool consists of mortgage loans with an aggregate principal balance, or pool principal balance, as of the cut-off date of $259,009,662.15. The principal balance of a mortgage loan, other than a liquidated mortgage loan on any day is equal to its cut-off date principal balance minus all collections applied in reduction of the cut-off date principal balance of the mortgage loan. As of the cut-off date, approximately 95% of the mortgage pool (based on the cut-off date principal balance) were single family residential properties.

                  The originators, or an affiliate, will make certain representations and warranties with respect to the mortgage loans including (a) that each loan is secured by a first lien on a one-to-four family residential property, (b) that none of the mortgage loans is subject to negative amortization, (c) that each of the mortgage loans is a level-pay fully amortizing mortgage loan, (d) that each mortgage loan was originated in compliance with applicable state and federal law and (e) none of the mortgage loans secured by properties in Georgia are "high-cost home loans" or "covered home loans" within the meaning of the Georgia Act.

                  In no event will more than 5% of the cut-off date pool principal balance on the closing date deviate from the characteristics of the mortgage loans described below.

                  The mortgage loans provide that payments are due from the borrowers as of a scheduled day of each month which is fixed at the time of origination.

PAYMENTS ON THE SIMPLE INTEREST MORTGAGE LOANS

                  All of the mortgage loans are "Simple Interest Mortgage Loans," which require that each monthly payment consist of an installment of interest which is calculated on the basis of the outstanding principal balance of that mortgage loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that mortgage loan. Currently, as payments are received, the amount received is applied first, to late charges, second, to interest accrued prior to the date of payment (including interest accrued in prior collection periods but remaining unpaid), third, if permitted by law, to other fees and expenses, if any, fourth, to monthly insurance premiums, if any and, fifth, to reduce the outstanding principal balance.

                  Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

                  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips a payment, the amount of interest due for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled. The amount of such additional interest will not bear interest and may be paid down by the borrower during the term of the loan.

ADDITIONAL LOAN CHARACTERISTICS

            The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth in this prospectus supplement, all percentages set forth herein with respect to the mortgage loans are percentages of the cut-off date pool principal balance.

                           ORIGINAL PRINCIPAL BALANCES

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
   ORIGINAL LOAN BALANCE       MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
$00.01 to $25,000.00                 403         $  7,232,937.07            2.79%
$25,000.01 to $50,000.00           1,527         $ 53,909,018.05           20.81%
$50,000.01 to $75,000.00           1,290         $ 74,695,813.44           28.84%
$75,000.01 to $100,000.00            575         $ 47,560,648.85           18.36%
$100,000.01 to $125,000.00           256         $ 27,313,494.36           10.55%
$125,000.01 to $150,000.00           138         $ 18,209,468.93            7.03%
$150,000.01 to $175,000.00            62         $  9,615,347.67            3.71%
$175,000.01 to $200,000.00            38         $  6,944,330.87            2.68%
$200,000.01 to $225,000.00            27         $  5,568,274.52            2.15%
$225,000.01 to $250,000.00            10         $  2,291,114.28            0.88%
$250,000.01 +                         18         $  5,669,214.11            2.19%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the average original principal balance of the mortgage loans was approximately $62,663.22.

                           CURRENT PRINCIPAL BALANCES

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
   CURRENT LOAN BALANCE        MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
$00.01 to $25,000.00                 557         $ 10,513,257.86            4.06%
$25,000.01 to $50,000.00           1,572         $ 59,618,192.77           23.02%
$50,000.01 to $75,000.00           1,166         $ 70,865,545.38           27.36%
$75,000.01 to $100,000.00            556         $ 47,758,592.59           18.44%
$100,000.01 to $125,000.00           223         $ 24,632,059.11            9.51%
$125,000.01 to $150,000.00           132         $ 17,960,227.43            6.93%
$150,000.01 to $175,000.00            53         $  8,555,693.77            3.30%
$175,000.01 to $200,000.00            35         $  6,531,509.35            2.52%
$200,000.01 to $225,000.00            27         $  5,710,084.04            2.20%
$225,000.01 to $250,000.00             5         $  1,195,285.74            0.46%
$250,000.01 +                         18         $  5,669,214.11            2.19%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the average current principal balance of the mortgage loans was approximately $59,624.69.

                        GEOGRAPHIC DISTRIBUTION BY STATE

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
           STATE               MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
TX                                   988         $ 56,282,756.40           21.73%
VA                                   557         $ 30,886,877.25           11.92%
CA                                   276         $ 26,110,589.22           10.08%
IN                                   445         $ 25,792,397.36            9.96%
FL                                   488         $ 22,046,226.06            8.51%
TN                                   315         $ 20,304,802.52            7.84%
OH                                   219         $ 11,100,651.55            4.29%
MI                                   142         $ 10,176,925.10            3.93%
MS                                   151         $  7,953,469.82            3.07%
PA                                   149         $  7,570,788.91            2.92%
OR                                    85         $  6,248,463.68            2.41%
CO                                    49         $  5,129,257.74            1.98%
MD                                    61         $  4,684,426.29            1.81%
NV                                    57         $  4,249,429.99            1.64%
GA                                    57         $  3,567,003.80            1.38%
DE                                    55         $  3,500,421.90            1.35%
NM                                    45         $  2,516,362.25            0.97%
ID                                    44         $  2,445,685.15            0.94%
MO                                    25         $  1,458,472.01            0.56%
MT                                    20         $  1,302,856.85            0.50%
UT                                    21         $  1,123,553.06            0.43%
OK                                    34         $  1,039,854.39            0.40%
WV                                    20         $  1,028,869.88            0.40%
KS                                    17         $  1,005,978.78            0.39%
ME                                    10         $    769,369.51            0.30%
NE                                    14         $    714,172.68            0.28%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

                              LOAN-TO-VALUE RATIOS

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
      ORIGINAL LTV             MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
5.001% to 10.000%                      4         $     83,556.98            0.03%
10.001% to 15.000%                    11         $    174,208.46            0.07%
15.001% to 20.000%                    18         $    544,056.61            0.21%
20.001% to 25.000%                    36         $  1,158,629.23            0.45%
25.001% to 30.000%                    60         $  1,814,330.41            0.70%
30.001% to 35.000%                    77         $  2,390,523.76            0.92%
35.001% to 40.000%                    92         $  3,227,773.24            1.25%
40.001% to 45.000%                   144         $  5,316,272.26            2.05%
45.001% to 50.000%                   161         $  6,408,906.39            2.47%
50.001% to 55.000%                   184         $  8,481,766.88            3.27%
55.001% to 60.000%                   237         $ 11,473,364.38            4.43%
60.001% to 65.000%                   296         $ 16,681,544.22            6.44%
65.001% to 70.000%                   364         $ 20,509,935.49            7.92%
70.001% to 75.000%                   451         $ 26,484,665.35           10.23%
75.001% to 80.000%                   916         $ 58,815,784.05           22.71%
80.001% to 85.000%                   590         $ 41,676,688.92           16.09%
85.001% to 90.000%                   703         $ 53,767,655.52           20.76%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the weighted average loan-to-value ratio of the mortgage loans was approximately 73.59%.

                                   LOAN RATES

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
          COUPON               MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
6.001% to 7.000%                       3         $    149,026.08            0.06%
7.001% to 8.000%                       4         $    403,507.91            0.16%
8.001% to 9.000%                     246         $ 24,207,472.26            9.35%
9.001% to 10.000%                  1,004         $ 74,191,425.59           28.64%
10.001% to 11.000%                 1,314         $ 84,269,386.86           32.54%
11.001% to 12.000%                   958         $ 48,514,807.82           18.73%
12.001% to 13.000%                   520         $ 19,223,404.82            7.42%
13.001% to 14.000%                   295         $  8,050,630.81            3.11%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the weighted average loan rate of the mortgage loans was approximately 10.58% per annum.

                                  CREDIT SCORE

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
        FICO SCORE             MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
540 to 560                           538         $ 33,043,112.69           12.76%
561 to 580                           553         $ 35,526,947.87           13.72%
581 to 600                           543         $ 35,478,043.08           13.70%
601 to 620                           564         $ 35,278,578.84           13.62%
621 to 640                           519         $ 30,623,001.94           11.82%
641 to 660                           487         $ 27,087,098.52           10.46%
661 to 680                           386         $ 22,418,241.04            8.66%
681 to 700                           255         $ 13,751,457.64            5.31%
701 to 720                           175         $  9,268,183.19            3.58%
721 to 740                           125         $  6,153,039.97            2.38%
741 to 760                            92         $  4,963,587.50            1.92%
761 to 780                            61         $  3,068,490.76            1.18%
781 to 800                            41         $  2,120,577.23            0.82%
801 to 820                             5         $    229,301.88            0.09%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the weighted average credit score of the mortgage loans was approximately 623.

                        ORIGINAL TERM TO STATED MATURITY

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
      ORIGINAL TERM            MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
31 to 60                              46         $    974,212.96            0.38%
61 to 90                              90         $  2,311,781.73            0.89%
91 to 120                            694         $ 23,335,564.39            9.01%
121 to 150                            60         $  2,083,312.67            0.80%
151 to 180                         1,149         $ 56,999,488.32           22.01%
181 to 210                           165         $  9,040,702.04            3.49%
211 to 240                         1,597         $114,284,728.94           44.12%
241 to 270                           111         $  9,111,768.66            3.52%
271 to 300                            49         $  4,852,317.26            1.87%
301 to 330                             1         $    123,805.94            0.05%
331 to 360                           382         $ 35,891,979.24           13.86%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the weighted average original term to stated maturity of the mortgage loans was approximately 229 months.

                       REMAINING MONTHS TO STATED MATURITY

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
      REMAINING TERM           MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
1 to 30                               13         $    251,372.74            0.10%
31 to 60                             109         $  2,303,426.05            0.89%
61 to 90                             270         $  8,105,676.46            3.13%
91 to 120                            573         $ 20,616,658.70            7.96%
121 to 150                           309         $ 13,021,656.26            5.03%
151 to 180                           981         $ 53,682,081.50           20.73%
181 to 210                           396         $ 25,968,953.29           10.03%
211 to 240                         1,234         $ 92,071,608.88           35.55%
241 to 270                            27         $  2,120,125.83            0.82%
271 to 300                            49         $  4,852,317.26            1.87%
301 to 330                             1         $    123,805.94            0.05%
331 to 360                           382         $ 35,891,979.24           13.86%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

As of the cut-off date, the weighted average remaining term to stated maturity of the mortgage loans was approximately 210 months.

                                 OCCUPANCY TYPE

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
      OCCUPANCY TYPE           MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
Non-Owner Occupied                   477         $ 22,249,266.42            8.59%
Owner Occupied                     3,867         $236,760,395.73           91.41%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

                               YEAR OF ORIGINATION

                                    NUMBER OF       CUT-OFF DATE    % OF CUT-OFF DATE
     ORIGINATION YEAR          MORTGAGE LOANS       POOL BALANCE         POOL BALANCE
---------------------------    --------------    ---------------    -----------------
1996 and prior                        70         $  2,243,034.61            0.87%
1997                                 100         $  4,185,884.92            1.62%
1998                                 142         $  6,455,654.04            2.49%
1999                                 322         $ 15,720,148.44            6.07%
2000                                 612         $ 32,531,737.69           12.56%
2001                               1,118         $ 68,137,503.54           26.31%
2002                               1,691         $108,957,801.88           42.07%
2003                                 289         $ 20,777,897.03            8.02%
                                   -----         ---------------          ------
Totals                             4,344         $259,009,662.15          100.00%
                                   =====         ===============          ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

            The offered certificates will be issued in minimum denominations of $25,000 and in integral multiples of $1 and will evidence specified undivided interests in the trust fund. The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

      1.    the mortgage loans;

      2. payments on the mortgage loans received on and after the cut-off date;

      3. mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

      4. all of the depositor's rights, title and interest under the mortgage loan purchase agreements;

      5. the Net WAC Carryover Reserve Fund, the collection account and the distribution account and funds on deposit, excluding net earnings; and

      6. rights under applicable hazard insurance policies covering the mortgaged properties.

Physical certificates will be transferable and exchangeable at the corporate trust office of the trust administrator, which will initially act as certificate registrar. See " -- Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of the certificates, but the trust administrator may require payment of a sum sufficient to cover any tax or other governmental charge.

            The principal balance of a class of offered certificates on any distribution date is equal to the related principal balance on the closing date minus (a) the aggregate of amounts actually distributed as principal to the certificateholders of that class minus (b) any Realized Losses allocated to such class as described herein. On any date, the aggregate principal balance of the certificates is the aggregate of the principal balances of the Class A-1, Class A-2, Class A-3, Class M-1 and Class M-2 Certificates.

            The person in whose name a certificate is registered in the certificate register is referred to as a "certificateholder."

            The "percentage interest" of a certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of the certificate by the principal balance for the related class as of the cut-off date.

            The certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

      The certificates will be in book-entry form. Persons acquiring beneficial ownership interests in the certificates or beneficial owners, will hold their certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

      The book-entry certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive certificates are issued, it is anticipated that the only Certificateholder under the pooling and servicing agreement will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants of DTC.

      DTC, is a New York chartered limited purpose trust company. Clearstream Banking, societe anonyme, "Clearstream," is a professional depository incorporated in Luxembourg and subject to regulation by the Luxembourg Monetary Institute. The Euroclear System, "Euroclear," was created in 1968 by the Belgium office of the Morgan Guaranty Trust Company of New York and is operated by Euroclear Bank S.A./N.V. Each of these depositories was created for the purpose of holding securities for its participants and facilitating the clearance and settlement of securities transactions through electronic book-entry notations.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry certificate will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

      Payments on the certificates and transfers of the securities take place through book-entry notations. The trust administrator makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry certificates may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

      Transfers of the certificates are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I -- Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

      Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

      DTC has advised the trust administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

      Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if: (a) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor, or the trust administrator, is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the trust administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing, beneficial owners having percentage interests aggregating not less than 51% of the principal amount of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator will issue and authenticate definitive certificates, and the trust administrator will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

TRANSFER OF MORTGAGE LOANS

            On the closing date, which is May 28, 2003, the seller will transfer to the depositor for transfer to the trust fund all of its right, title and interest in and to each related mortgage loan and all payments received on or with respect to each mortgage loan on or after the cut-off date. Each mortgage loan transferred to the trust fund will be identified on a schedule delivered to the trust administrator. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, its loan rate as well as other information.

            Under the terms of the pooling and servicing agreement, each originator will be permitted to maintain possession of the mortgage documents for each mortgage loan, including the mortgage notes, mortgages and other related documents (the "Related Documents"), for so long as an Assignment Event has not occurred.

            An Assignment Event will occur on the 15th day following the reduction of AGFC's long-term unsecured debt rating below "Baa3" by Moody's or "BBB-" by S&P.

            Within 60 days of an Assignment Event, each originator, or an affiliate, will cause, as soon as practicable, the mortgage files pertaining to each related mortgage loan to be delivered to the trust administrator. As specified in the pooling and servicing agreement, the trustee will acknowledge the assignment of the mortgage loans to the trust fund and, pursuant to another agreement, the originators will agree to hold the mortgage files for and on behalf of the trustee. Within 90 days of an Assignment Event, the originators will deliver and record, if required, assignments of the mortgages for each related mortgage loan in favor of the trustee.

            Within 90 days of receipt of the mortgage files following an Assignment Event, the trust administrator will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the related originator, the originator will be obligated to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or to repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax as defined under the Internal Revenue Code of 1986. The originators may purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the loan rate. The purchase price will be deposited in the distribution account prior to the next succeeding distribution date after the obligation arises. The obligation of the originators to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee, the trust administrator or the certificateholders.

            In connection with the substitution of an Eligible Substitute Mortgage Loan, the related originator will be required to deliver for deposit in the distribution account prior to the next succeeding distribution date after the obligation arises an amount (the "Substitution Adjustment") equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the Eligible Substitute Mortgage Loan.

            An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by an originator for a defective mortgage loan which must, on the date of the substitution:

   - have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, equal to or less than 5% below the principal balance of the defective mortgage loan;

   - have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

   - have a mortgage of the same level of priority as the defective mortgage loan at the time the mortgage was transferred to the trust;

   - have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

   - comply with each representation and warranty set forth in the pooling and servicing agreement deemed to be made as of the date of substitution;

   - have an original loan-to-value ratio not greater than that of the defective mortgage loan; and

   - be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

            The originators will make representations and warranties as to the accuracy in all material respects of information furnished to the trust administrator with respect to each related mortgage loan, e.g., cut-off date principal balance and the loan rate.

            Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the trust or the holders in the related mortgage loan, the originator, or an affiliate, will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the related originator, or an affiliate, will be obligated to substitute for the defective mortgage loan with an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the holders. In addition, the related originator, or an affiliate, will be obligated to reimburse the trust for any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory or abusive lending law.

            The master servicer will service and administer the mortgage loans as set forth in the pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

            Subject to the investment provisions described in the following paragraphs, following receipt by the master servicer of amounts in respect of the mortgage loans, excluding amounts representing the master servicing fee, the master servicer will deposit those amounts in the distribution account prior to the distribution date. However, if the master servicer is no longer permitted to commingle funds pursuant to the pooling and servicing agreement, the master servicer shall establish and maintain in the name of the trustee a separate collection account for the benefit of the certificateholders, and the originators will deposit those amounts in the collection account within two days of receipt thereof. Such collection account will be an Eligible Account. Amounts deposited therein may be invested in Eligible Investments maturing no later than two business days prior to the next succeeding date on which amounts on deposit in the collection account are required to be deposited in the distribution account.

            The trust administrator will establish an account into which amounts deposited by the master servicer or withdrawn from the collection account, if applicable, for distribution to certificateholders on a distribution date will be deposited. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account may be invested in Eligible Investments maturing on or before the business day prior to the related distribution date.

            An "Eligible Account" is an account (i) maintained with a depository institution whose debt obligations at the time of any deposit in the account have the highest short-term debt rating by the rating agencies, (ii) the deposits in which are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC or (iii) otherwise acceptable to each rating agency without reduction or withdrawal of their then current ratings of the certificates, as evidenced by a letter from each rating agency to the trust administrator.

            "Eligible Investments" are limited to:

   - direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that the obligations are backed by the full faith and credit of the United States;

   - repurchase agreements on obligations specified in the prior clause maturing not more than three months from the date of acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase the obligations are at the time rated by each rating agency in its highest short-term rating category;

   - certificates of deposit, time deposits and bankers' acceptances, which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by either federal or state banking authorities, provided that the unsecured short-term debt obligations of that depository institution or trust company at the date of acquisition have been rated by each of the rating agencies in its highest unsecured short-term debt rating category;

   - commercial paper, having original maturities of not more than 90 days, of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by the rating agencies in their highest short-term rating categories;

   - short term investment funds sponsored by any trust company or bank incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long term unsecured debt;

   - interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time that the interest is held in the fund has the rating specified by each rating agency; and

   - other obligations or securities that are acceptable to each rating agency as an Eligible Investment and will not result in a reduction in the then current rating of the certificates, as evidenced by a letter to that effect from each rating agency and with respect to which the master servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument shall evidence either the right to receive:

      - only interest with respect to the obligations underlying the instrument, or

      - both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

   - provided, further, that no instrument described in this prospectus supplement may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

NO ADVANCES

            The master servicer is not obligated to and does not intend to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default.

DISTRIBUTION DATES

            On the 25th day of each month, or if that day is not a business day, then on the first business day after that day, commencing in June 2003, each a "distribution date," the certificateholders will be entitled to receive amounts to the extent of funds available in the distribution account in accordance with the priorities and in the amounts described below. Distributions will be made in an aggregate amount equal to the sum of (a) the Class Monthly Interest Distribution Amount for each class of offered certificates, (b) the related Class Principal Distributions and (c) to the extent of Remaining Excess Spread, reimbursements for certain Realized Losses, Net WAC Carryover and Non-Collectible Interest Shortfalls and payments to the Class R certificateholders.

            Distributions will be made by:

   - wire transfer or otherwise to the account of the certificateholder at a domestic bank or other entity having appropriate facilities in immediately available funds to certificateholders, or

   - by check to the address of the person on the certificate register maintained by the certificate registrar.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

            No later than one business day prior to each distribution date, the following amounts shall be deposited into the distribution account (the "Available Funds"). The amount of Available Funds for any distribution date will equal:

   - payments of principal and interest on the mortgage loans received during the prior Due Period; plus

   - net liquidation proceeds and Insurance Proceeds with respect to the mortgage loans, received during the prior Due Period; plus

   - the purchase price for mortgage loans repurchased during the prior Due Period and any related Substitution Adjustment; plus

   - payments from the master servicer in connection with the termination of the trust fund as provided in the pooling and servicing agreement; minus

   - amounts representing expenses of the trust, including the master servicing fee, the trustee fee, the trust administrator fee and other amounts payable or reimbursable thereto.

INTEREST

            On each distribution date, from Available Funds to the extent of the Interest Remittance Amount, interest will be distributed with respect to each class of offered certificates in an amount (each, a "Class Monthly Interest Distribution Amount") equal to the sum of:

   - one month's interest at the related certificate rate on the related principal balance immediately prior to the distribution date ("Class Monthly Accrued Interest"); plus

   - any related Class Interest Carryover Shortfall for any prior distribution date. As to any distribution date and class of offered certificates, the "Class Interest Carryover Shortfall" is equal to the excess of the related Class Monthly Interest Distribution Amount for the preceding distribution date, over the amount in respect of interest that is actually distributed to that class on the preceding distribution date plus one month's interest on the excess, to the extent permitted by law, at the related certificate rate; minus

   - the related class' pro rata share (based on the related Class Monthly Accrued Interest) of Civil Relief Act Interest Shortfalls and Prepayment Interest Shortfalls, if any, for that distribution date (the "Non-Collectible Interest Shortfall").

            The certificate rate for each class of certificates, other than the Class A-1 Certificates, is the fixed rate set forth in the Summary. The certificate rate for the Class A-1 Certificates for each distribution date will equal the lesser of (a) LIBOR for such distribution date plus 0.12%, and (b) the Net WAC Cap for such distribution date.

            The interest period is, with respect to each distribution date and the certificates other than the Class A-1 Certificates, the period from the first day of the calendar month preceding the month of the distribution date through the last day of such preceding calendar month. Interest in respect of any distribution date will accrue on the certificates other than the Class A-1 Certificates during each interest period on the basis of a 360-day year consisting of twelve 30-day months. With respect to each distribution date and the Class A-1 Certificates, the interest period is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) through the last day preceding the related distribution date. Interest in respect of any distribution date will accrue on the Class A-1 Certificates during each interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days.

            On each distribution date, the Class Monthly Interest Distribution Amount for each class of offered certificates will be distributed to the Class A, Class M-1 and Class M-2 Certificates sequentially, in that order. Distribution of interest among the Class A-1, Class A-2 and Class A-3 Certificates will be pro rata based on the related Class Monthly Accrued Interest.

            With respect to each distribution date, to the extent that a Net WAC Carryover exists for the Class A-1 Certificates, such class will be entitled to the amount of such Net WAC

Carryover in accordance with the priority of payments described herein under " -- Remaining Excess Spread." Such class will be entitled to receive the amount of any Net WAC Carryover from Remaining Excess Spread treated as paid from and to the extent of funds on deposit in a reserve fund (the "Net WAC Carryover Reserve Fund"). On each distribution date, the source of funds on deposit in the Net WAC Carryover Reserve Fund will be limited to an initial deposit of $5,000 and amounts applied to replenish the Net WAC Carryover Reserve Fund as described under " -- Remaining Excess Spread."

            "Civil Relief Act Interest Shortfalls" means the aggregate shortfall, if any, in collections of interest on the mortgage loans resulting from interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940.

            "Interest Remittance Amount" means, for any distribution date, that portion of Available Funds for such distribution date that represents interest received on the mortgage loans during the related Due Period.

            "Net WAC Cap" means, with respect to the Class A-1 Certificates and any distribution date, the product of (i) the excess of (a) the weighted average of the loan rate, on each mortgage loan, over (b) the sum of the master servicing fee rate, the trustee fee rate and the trust administrator fee rate, calculated as of the calendar month immediately preceding the month in which such distribution date occurs, weighted on the basis of the principal balances thereof as of the beginning of the related Due Period, and (ii) a fraction equal to 30 divided by the actual number of days in the related interest period.

            "Net WAC Carryover" means, with respect to the Class A-1 Certificates and any distribution date, the sum of (a) the Net WAC Shortfall for such distribution date which is not covered on such distribution date by payments from the Net WAC Carryover Reserve Fund, (b) any related Net WAC Carryover remaining unpaid from previous distribution dates, and (c) one month's interest on the amount in clause (b) (based on the number of days in the interest period) at the applicable certificate rate without regard to the Net WAC Cap.

            "Net WAC Carryover Reserve Fund Deposit" means an amount equal to $5,000, which the trust administrator shall deposit into the reserve fund pursuant to the pooling and servicing agreement.

            "Net WAC Shortfall" means, with respect to the Class A-1 Certificates and any distribution date for which the certificate rate for such certificates is based on the Net WAC Cap, the excess, if any, of (i) the related Class Monthly Accrued Interest for such distribution date, calculated at the applicable certificate rate without regard to the Net WAC Cap, over (ii) the related Class Monthly Accrued Interest for such distribution date.

            "Prepayment Interest Shortfalls" means the amount by which interest paid by a mortgagor in connection with a prepayment of principal on a mortgage loan (including an early payment of a scheduled monthly payment), net of the amount required to be paid as a master servicing fee, a trustee fee and a trust administrator fee, is less than one month's interest at the related loan rate, net of the amount required to be paid as a master servicing fee, a trustee fee and a trust administrator fee on the remaining principal balance of that mortgage loan.

DETERMINATION OF LIBOR

            With respect to each distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest period. Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trust administrator, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal balance of the Class A-1 Certificates. The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal balance of the Class A-1 Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. "LIBOR business day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

PRINCIPAL

            On each distribution date, from Available Funds, after distribution of the Class Monthly Interest Distribution Amount for each class and to the extent of the Principal Distribution Amount, principal will be distributed to the certificateholders then entitled to distributions of principal in the following order of priority:

   - sequentially, to the Class A-1, Class A-2 and Class A-3 certificateholders, in that order, until the respective principal balance of each class is reduced to zero, the lesser of (a) the excess of Available Funds over the aggregate Class Monthly Interest Distribution Amount for each class of offered certificates and (b) the Class A Principal Distribution;

   - to the Class M-1 certificateholders until its principal balance is reduced to zero, the lesser of (a) the excess of Available Funds over the aggregate Class Monthly Interest

      Distribution Amount for each class of offered certificates and the Class A Principal Distribution and (b) the Class M-1 Principal Distribution;

   - to the Class M-2 certificateholders until its principal balance is reduced to zero, the lesser of (a) the excess of Available Funds over the aggregate Class Monthly Interest Distribution Amount for each class of offered certificates, the Class A Principal Distribution and the Class M-1 Principal Distribution and (b) the Class M-2 Principal Distribution; and

   - any remaining amount to be distributed as described under " -- Remaining Excess Spread" herein.

            "Class Principal Distribution" means the Class A Principal Distribution, Class M-1 Principal Distribution or the Class M-2 Principal Distribution, as applicable.

            "Class A Percentage" means 65.50%.

            "Class A Principal Distribution" means, with respect to any distribution date prior to the Stepdown Date or with respect to which a Trigger Event has occurred, the Principal Distribution Amount. With respect to any distribution date on or after the Stepdown Date, to the extent that a Trigger Event has not occurred, the excess of the aggregate Class A Certificate principal balance immediately prior to the distribution date over the lesser of:

            (a) the Class A Percentage of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to principal payments received during the related Due Period); and

            (b) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to principal payments received during the related Due Period) less the Overcollateralization Floor.

            "Class M-1 Percentage" means 78.00%.

            "Class M-1 Principal Distribution" means, with respect to any distribution date prior to the Stepdown Date with respect to which a Trigger Event has occurred, zero. With respect to any distribution date on or after the Stepdown Date, to the extent that a Trigger Event has not occurred, the excess of the sum of the aggregate Class A Certificate principal balance after giving effect to the Class A Principal Distribution and the Class M-1 Certificate principal balance immediately prior to the distribution date over the lesser of:

            (a) the Class M-1 Percentage of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to principal payments received during the related Due Period); and

            (b) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to principal payments received during the related Due Period) less the Overcollateralization Floor.

            "Class M-2 Percentage" means 90.00%.

            "Class M-2 Principal Distribution" means, with respect to any distribution date prior to the Stepdown Date with respect to which a Trigger Event has occurred, zero. With respect to any distribution date on or after the Stepdown Date, to the extent that a Trigger Event has not occurred, the excess of the sum of the aggregate Class A Certificate principal balance after giving effect to the Class A Principal Distribution, the Class M-1 Certificate principal balance after giving effect to the Class M-1 Principal Distribution and the Class M-2 Certificate principal balance immediately prior to the distribution date over the lesser of:

            (a) the Class M-2 Percentage of the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to principal payments received during the related Due Period); and

            (b) the aggregate principal balance of the mortgage loans on the last day of the related Due Period (after giving effect to principal payments received during the related Due Period) less the Overcollateralization Floor.

            "Cumulative Loss Event" will exist, with respect to any distribution date, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the mortgage loans from the cut-off date through the last day of the related Due Period by (y) the aggregate balance of the mortgage loans as of the cut-off date, exceeds the applicable percentages described below with respect to such distribution date:

  Distribution Date                        Percentage
------------------------   -----------------------------------------------------
June 2006 - May 2007       1.75% for the first month, plus an additional 1/12th
                           of 1.75% for each month thereafter.

June 2007 - May 2008       3.50% for the first month, plus an additional 1/12th
                           of 1.00% for each month thereafter

June 2008 - May 2009       4.50% for the first month, plus an additional 1/12th
                           of 1.00% for each month thereafter

June 2009 and thereafter   5.50%

            "Delinquency Amount" means, with respect to any Due Period, the sum, without duplication, of the aggregate principal balance of the mortgage loans that are (1) 60 or more days delinquent pursuant to the master servicer's collection policies, (2) in foreclosure, (3) REO properties, and (4) discharged due to bankruptcy, each as of the last day of such Due Period.

            "Delinquency Event" will exist, if at any time, the 60+ Delinquency Percentage (Rolling Three Month) exceeds 40% of the Senior Credit Enhancement Percentage.

            "Determination Date" is the eighteenth day of each month.

            "Due Period" means, with respect to any Determination Date or distribution date, the calendar month immediately preceding the Determination Date or distribution date, as the case may be.

            "Excess Spread" means, with respect to any distribution date, the positive excess, if any, of (a) the Interest Remittance Amount for the distribution date over (b) the aggregate Class Monthly Interest Distribution Amount for each class of offered certificates for such distribution date.

            "Overcollateralization Amount" means, with respect to any distribution date, the excess if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over (b) the aggregate principal balance of the certificates, after taking into account distributions of principal to be made on that distribution date. The Overcollateralization Amount will initially be 0.75% of the aggregate principal balance of the mortgage loans as of the cut-off date.

            "Overcollateralization Deficiency Amount" means, with respect to any distribution date, the amount, if any, by which the Target Overcollateralization Amount exceeds the Overcollateralization Amount on such distribution date (after giving effect to distributions in respect of the Principal Remittance Amount on such distribution date).

            "Overcollateralization Floor" means 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

            "Overcollateralization Release Amount" means, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Target Overcollateralization Amount for such distribution date.

               "Principal Distribution Amount" means, with respect to any distribution date, the excess of (a) the Principal Remittance Amount for such distribution date over (b) the Overcollateralization Release Amount, if any, for such distribution date plus the lesser of (x) Excess Spread and (y) the Overcollateralization Deficiency Amount.

               "Principal Remittance Amount" means, for any distribution date, the sum of:

            - the principal portion of all monthly payments on the mortgage loans made during the related Due Period;

            - the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Due Period and

            - the principal portion of all other unscheduled collections received during the related Due Period.

            "Senior Credit Enhancement Percentage" means, for the Class A Certificates and any distribution date, the percentage obtained by dividing (x) the sum of the aggregate principal balance of the Class M Certificates and the Overcollateralization Amount by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans received during the related Due Period and before taking into account distributions of principal on the certificates to the certificateholders then entitled to distributions of principal on that distribution date.

            "60+ Delinquency Percentage (Rolling Three Month)" means, with respect to any distribution date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Due Periods, the numerator of each of which is equal to the Delinquency Amount for such Due Period, and the denominator of each of which is the aggregate principal balance of the mortgage loans as of the end of such Due Period.

            "Stepdown Date" means the earlier to occur of (i) the distribution date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the distribution date in June 2006 and (b) the first distribution date on which the Senior Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 34.50%.

            "Target Overcollateralization Amount" means 5.00% of the aggregate principal balance of the mortgage loans as of the cut-off date, which will be attained via the application of Remaining Excess Spread. After the Stepdown Date, the Target Overcollateralization Amount shall be reduced to the greater of
(i) 10.00% of the aggregate principal balance of the mortgage loans, as of the last day of the related Due Period or (ii) the Overcollateralization Floor; provided that if a Trigger Event exists, the Target Overcollateralization Amount will not be reduced.

            "Trigger Event" means the existence of a Delinquency Event or a Cumulative Loss Event.

            Distributions of the Class A Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, so that no class of certificates having a higher numerical designation is entitled to distributions of principal until the principal balance of each class of certificates having a lower numerical designation has been reduced to zero.

OVERCOLLATERALIZATION

            Although the aggregate principal balance of the mortgage loans as of the cut-off date is $259,009,662.15, the trust is issuing only $257,060,000.00 aggregate principal amount of certificates. The excess principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by Remaining Excess Spread. The Overcollateralization Amount will initially be set at 0.75% of the aggregate principal balance of the mortgage loans as of the cut-off date. The initial overcollateralization together with the application of Excess Spread to principal distributions on the offered certificates will result in a limited acceleration of the offered certificates relative to the amortization of the mortgage loans. This acceleration feature creates overcollateralization, i.e., the excess of the aggregate outstanding principal balance of the mortgage loans over the related aggregate principal balance of the certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, until necessary to restore the required level of overcollateralization. To the extent the Overcollateralization Amount exceeds the Target Overcollateralization Amount, principal distributions to the certificateholders will be reduced.

REMAINING EXCESS SPREAD

            On each distribution date the trust administrator shall withdraw from the distribution account the Remaining Excess Spread and distribute it in the following order of priority:

   - sequentially, to the Class A-1, Class A-2, Class A-3, Class M-1 and Class M-2 certificateholders up to any Realized Losses allocated to the related class of certificates;

   - sequentially, to the Class A-1, Class A-2, Class A-3, Class M-1 and Class M-2 certificateholders, in that order, the related Non-Collectible Interest Shortfalls along with interest thereon at the related certificate rate;

   - to make payments, first to the Net WAC Carryover Reserve Fund to pay to the Class A-1 Certificates the amount of any Net WAC Carryover, and second to maintain a balance in the Net WAC Carryover Reserve Fund equal to the Net WAC Carryover Reserve Fund Deposit; and

   -  to the Class R certificateholders, the balance.

            "Remaining Excess Spread" means, with respect to any distribution date, the positive excess, if any, of (a) Available Funds for the distribution date over (b) the sum for that distribution date of (i) the aggregate Class Monthly Interest Distribution Amount for each class of offered certificates and
(ii) the aggregate sum of the Class A Principal Distribution, Class M-1 Principal Distribution and Class M-2 Principal Distribution.

ALLOCATION OF LOSSES

            Realized Losses on the mortgage loans will be allocated or covered as follows: first, from the Remaining Excess Spread for that distribution date; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class M-2 Certificates until the principal balance thereof is reduced to zero; fourth, to the Class M-1 Certificates until the principal balance thereof is reduced to zero; and fifth, to each class of Class A Certificates on a pro rata basis.

            An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding principal balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Class Monthly Accrued Interest thereon in respect of that distribution date in the case of allocation of the interest portion of a Realized Loss.

            With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the principal balance remaining, if any, plus interest thereon at the loan rate through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the applicable subservicer for expenses, including attorneys' fees.

            The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to an offered certificate will be allocated in reduction of its principal balance, until the principal balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, and any Debt Service Reduction allocated to an offered certificate will be allocated for the related distribution date as a result of the priority of distributions of Available Funds.

            In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to certificateholders of the Class A Certificates, on each distribution date, certificateholders of each class of Class A Certificates have a right to distributions of Available Funds that is prior to the rights of the certificateholders of the Class M Certificates. In addition, overcollateralization will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

            The priority of payments among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of additional losses, of decreasing the percentage evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its principal balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

            "Debt Service Reduction" means, with respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            "Deficient Valuation" means, with respect to any mortgage loan, a valuation of the related mortgaged property by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

            "Insurance Proceeds" means amounts paid pursuant to any insurance policy with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the borrower in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

            "Liquidated Mortgage Loan" means a mortgage loan for which the master servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

            "Liquidation Proceeds" means amounts other than Insurance Proceeds received in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property.

            "Realized Loss" means the amount determined by the master servicer and evidenced by an officers' certificate delivered to the trust administrator, in connection with any mortgage loan equal to:

            - for any Liquidated Mortgage Loan, the excess of its principal balance plus interest at a rate equal to the related loan rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by the master servicer from the collection account for the mortgage loan;

            - for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

            - the amount of any reduction by the master servicer to the principal balance of the mortgage loan pursuant to any modification permitted by the pooling and servicing agreement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the originators, or an affiliate. The mortgage loans may be prepaid by the borrowers at any time. However, approximately 64.07% of the mortgage loans are subject to prepayment charges.

         Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the master servicer of the remaining mortgage loans in connection with the termination of the trust, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which a certificate is purchased at a discount or premium, and the degree to which the timing of payments is sensitive to prepayments, liquidations and purchases of the mortgage loans.

         The rate of prepayment on the mortgage loans cannot be predicted. The prepayment experience of the trust fund with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on loans. All of the mortgage loans contain "due-on-sale" provisions, and, with respect to the mortgage loans, the master servicer is required by the pooling and servicing agreement to enforce those provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, like the mortgage loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage, borrowers may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         In addition to the foregoing factors affecting the weighted average life of the offered certificates, the use of Excess Spread to pay principal of the offered certificates to the extent required by the pooling and servicing agreement will result in the acceleration of the offered certificates, relative to the amortization of the mortgage loans in early months of the transaction, as well as accelerating the first date on which each other class of certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of mortgage loans over the aggregate principal balance of the offered certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to restore the required level of overcollateralization. See "Description of the Certificates -- Overcollateralization."

WEIGHTED AVERAGE LIVES

         Greater than anticipated prepayments of principal usually will increase the yield on the offered certificates purchased at a price less than par and usually will decrease the yield on the offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent reduction or increase in the rate of principal payments. The weighted average life of the offered certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties.

         The "weighted average life" of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of a certificate of any class is determined by:

         (1) multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related distribution date,

         (2) adding the results, and

         (3) dividing the sum by the aggregate of the net distributions described in (1) above.

         The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. The prepayment assumption herein assumes a constant prepayment rate ("CPR") of 25% per annum of the outstanding principal balance of the mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The depositor believes that no existing statistics of which it is aware provide a reliable basis for certificateholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any of these discrepancies may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

- the mortgage loans consist of pools of loans with the level-pay characteristics set forth below,

-        the closing date for the offered certificates is May 28, 2003,

- distributions on the offered certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in June 2003 and are made in accordance with the priorities described in this prospectus supplement,

- the scheduled monthly payments of principal and interest on the mortgage loans will be timely delivered on the first day of each month, with no defaults, commencing in May 2003,

- all prepayments are prepayments in full received on the last day of each month, commencing May 2003 and include 30 days' interest,

- no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life to Call (Years)" in the tables below,

- the offered certificates of each class have the respective certificate rates and initial offered principal balances as set forth in this prospectus supplement,

- the overcollateralization levels are set initially as specified herein, and will vary in accordance with the provisions described herein, and


-        the one-month LIBOR index remains constant at 1.31625%.

                                 Servicing,
                      Gross      Trust           Net         Weighted
                      Weighted   Administrator   Weighted    Average       Weighted
                      Average    and Trustee     Average     Remaining     Average
Principal Balance     Loan Rate  Fees            Loan Rate   Term          Original Term
-----------------     ---------  ----            ---------   ----          -------------
 26,621,559.08          11.064%     0.5156%       10.548%        93            113
 59,082,800.99          10.802%     0.5156%       10.286%       156            178
123,325,430.98          10.557%     0.5156%       10.041%       214            236
 13,964,085.92          10.339%     0.5156%        9.823%       254            270
 36,015,785.18          10.064%     0.5156%        9.548%       354            360
--------------
259,009,662.15

         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, and sets forth the percentages of the initial principal balance of each class of offered certificates that would be outstanding after each of the dates shown at various percentages of prepayment assumption.

                        PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                     AT THE FOLLOWING PREPAYMENT ASSUMPTION



                                            CLASS A-1                                     CLASS A-2
                           ------------------------------------------      ------------------------------------------
                                               CPR                                            CPR
                                               ---                                            ---
DISTRIBUTION DATE           15%       20%      25%      30%       35%      15%      20%       25%       30%       35%
-----------------           ---       ---      ---      ---       ---      ---      ---       ---       ---       ---
Initial
Percentage...........      100%      100%     100%      100%     100%      100%     100%      100%     100%      100%
May 25, 2004.........       62%       53%      45%       36%      27%      100%     100%      100%     100%      100%
May 25, 2005.........       36%       22%       9%        0%       0%      100%     100%      100%      88%       39%
May 25, 2006.........       14%        0%       0%        0%       0%      100%      90%       27%       0%        0%
May 25, 2007.........        0%        0%       0%        0%       0%       93%      45%        5%       0%        0%
May 25, 2008.........        0%        0%       0%        0%       0%       50%       2%        0%       0%        0%
May 25, 2009.........        0%        0%       0%        0%       0%       14%       0%        0%       0%        0%
May 25, 2010.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2011.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2012.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2013.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2014.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2015.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2016.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2017.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2018.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2019.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2020.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2021.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2022.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2023.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2024.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2025.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2026.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2027.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2028.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2029.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2030.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2031.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2032.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
May 25, 2033.........        0%        0%       0%        0%       0%        0%       0%        0%       0%        0%
                             --        --       --        --       --        --       --        --       --        --
Weighted Average
 Life to Call
  (Years) **.........      1.60      1.24     1.00      0.83     0.71      5.08     3.96      3.00     2.33      1.97
Weighted Average
Life to Maturity
  (Years) **.........      1.60      1.24     1.00      0.83     0.71      5.08     3.96      3.00     2.33      1.97

*        Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                     AT THE FOLLOWING PREPAYMENT ASSUMPTION

                                 CLASS A-3                         CLASS M-1                        CLASS M-2
                       ------------------------------    -----------------------------    -----------------------------
                                     CPR                              CPR                              CPR
                                     ---                              ---                              ---
DISTRIBUTION DATE       15%    20%   25%    30%   35%    15%    20%   25%    30%   35%    15%   20%    25%    30%   35%
-----------------       ---    ---   ---    ---   ---    ---    ---   ---    ---   ---    ---   ---    ---    ---   ---
Initial Percentage...   100%   100%  100%   100%  100%   100%   100%  100%   100%  100%   100%  100%   100%   100%  100%
May 25, 2004.........   100%   100%  100%   100%  100%   100%   100%  100%   100%  100%   100%  100%   100%   100%  100%
May 25, 2005.........   100%   100%  100%   100%  100%   100%   100%  100%   100%  100%   100%  100%   100%   100%  100%
May 25, 2006.........   100%   100%  100%    80%   44%   100%   100%  100%   100%  100%   100%  100%   100%   100%  100%
May 25, 2007.........   100%   100%  100%    79%   44%    90%    71%   55%    42%   71%    90%   71%    55%    42%   31%
May 25, 2008.........   100%   100%   74%    52%   36%    73%    54%   39%    28%   19%    73%   54%    39%    28%   19%
May 25, 2009.........   100%    77%   52%    34%   22%    58%    41%   28%    18%   12%    58%   41%    28%    18%   12%
May 25, 2010.........    87%    57%   36%    22%   13%    46%    30%   19%    12%    7%    46%   30%    19%    12%    5%
May 25, 2011.........    68%    42%   25%    14%    8%    36%    22%   13%     8%    4%    36%   22%    13%     6%    0%
May 25, 2012.........    54%    31%   18%     9%    5%    29%    17%    9%     5%    0%    29%   17%     9%     1%    0%
May 25, 2013.........    42%    23%   12%     6%    2%    22%    12%    6%     1%    0%    22%   12%     3%     0%    0%
May 25, 2014.........    32%    17%    8%     3%    0%    17%     9%    4%     0%    0%    17%    8%     0%     0%    0%
May 25, 2015.........    24%    12%    5%     1%    0%    13%     6%    0%     0%    0%    13%    3%     0%     0%    0%
May 25, 2016.........    17%     8%    2%     0%    0%     9%     3%    0%     0%    0%     8%    0%     0%     0%    0%
May 25, 2017.........    13%     6%    1%     0%    0%     7%      *    0%     0%    0%     4%    0%     0%     0%    0%
May 25, 2018.........     9%     3%    0%     0%    0%     5%     0%    0%     0%    0%     1%    0%     0%     0%    0%
May 25, 2019.........     7%     1%    0%     0%    0%     2%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2020.........     3%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2021.........     1%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2022.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2023.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2024.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2025.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2026.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2027.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2028.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2029.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2030.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2031.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2032.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
May 25, 2033.........     0%     0%    0%     0%    0%     0%     0%    0%     0%    0%     0%    0%     0%     0%    0%
                          --     --    --     --    --     --     --    --     --    --     --    --     --     --    --
Weighted Average Life
to Call
  (Years) **.........   9.04   7.23  5.92   4.80  3.64   7.08   5.64  4.80   4.40  4.33   7.08  5.63   4.73   4.21  3.91
Weighted Average Life
to Maturity
  (Years) **.........  10.13   8.27  6.85   5.59  4.35   7.61   6.14  5.24   4.77  4.66   7.52  6.05   5.10   4.51  4.18

*        Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         These tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance, and should be read in conjunction with these assumptions.

                         POOLING AND SERVICING AGREEMENT

         The offered certificates will be issued under the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus is a part. The following summaries describe all of the material provisions of the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the certificateholders, the trust administrator will make available to each certificateholder a statement setting forth, among other items, with respect to each distribution date:

1. the aggregate amount of the distribution to each class of certificateholders on the distribution date;

2. the amount of distribution set forth in paragraph (1) above in respect of interest and the amount in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

3. the amount of distribution set forth in paragraph (1) above in respect of principal and the amount in respect of Realized Losses;

4. the amount of Excess Spread and the amount applied as to a distribution on the certificates;

5. the master servicing fee, the trustee fee and the trust administrator fee;

6. the pool principal balance, as of the close of business on the last day of the preceding Due Period;

7. the aggregate principal balance and the principal balance of each class of offered certificates after giving effect to payments allocated to principal above;

8. the amount of overcollateralization as of the close of business on the distribution date, after giving effect to distributions of principal on the distribution date;

9. the number and aggregate principal balance of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

10. the book value of any real estate which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

11. the aggregate amount of prepayments received on the mortgage loans during the previous Due Period; and

12. the weighted average loan rate on the mortgage loans as of the first day of the month prior to the distribution date.

         In the case of information furnished in paragraphs (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

         The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator's website, which is presently located at www.abs.bankone.com. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (800) 524-9472. The trust administrator shall have the right to change the way such reports are made available in order to make such distribution more convenient and/or more accessible to the above parties and to the certificateholders. The trust administrator shall provide timely and adequate notification to all of the above parties and to the certificateholders regarding any such change.

         Within 60 days after the end of each calendar year, the trust administrator will forward to each person, if requested in writing by the person, who was a certificateholder during the prior calendar year a statement containing the information set forth in paragraphs (2) and (3) above aggregated for the calendar year.

LAST SCHEDULED DISTRIBUTION DATE

         The last scheduled distribution date for each class of offered certificates is April 25, 2033.

         It is expected that the actual last distribution date for each class of offered certificates will occur significantly earlier than the last scheduled distribution dates. See "Prepayment and Yield Considerations."

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow the collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services.

HAZARD INSURANCE

         The master servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located, in an amount which is at least equal to the lesser of:

- the maximum insurable value of the improvements securing the mortgage loan from time to time; and

-        the principal balance owing on the mortgage loan.

         The master servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of:

- the maximum insurable value from time to time of the improvements which are a part of the property; and

-        the principal balance owing on the mortgage loan.

In cases in which any mortgaged property is located in a federally designated flood area as designated by the Federal Emergency Management Agency, the hazard insurance to be maintained for the related mortgage loan shall include flood insurance to the extent that flood insurance is available and the master servicer has determined that insurance to be necessary in accordance with accepted first and second mortgage loan servicing standards, as applicable.

         All flood insurance shall be in amounts equal to the lesser of:

-        the amount in the principal balance owing on the mortgage loan; and

- the maximum amount of insurance available under the National Flood Insurance Act of 1968.

         The master servicer will also maintain on an REO property, to the extent insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, and the master servicer determines that insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above.

         Any amounts collected by the master servicer under any policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the borrower in accordance with customary mortgage servicing procedures, will be held for deposit into the distribution account or deposited in the collection account, if applicable, subject to retention by the master servicer to the extent the amounts constitute servicing compensation or to withdrawal in accordance with the pooling and servicing agreement.

         In the event that the master servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent the policy names the master servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will foreclose upon or otherwise comparably convert to ownership, mortgaged properties securing the mortgage loans as they come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. Alternatively, in lieu of foreclosure, the master servicer may choose to sell a defaulted mortgage loan if, in its judgment, such action is expected to maximize liquidation proceeds. In connection with the foreclosure or other conversion, or sale of a defaulted mortgage loan, the master servicer will follow practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided that the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Due Period, the master servicer will receive from interest payments in respect of the mortgage loans, a portion of the interest payments as a monthly master servicing fee in the amount equal to 0.50% per annum, or the master servicing fee rate, on the principal balance of each mortgage loan as of the first day of each Due Period. All assumption fees, prepayment charges, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer is not obligated to offset any of the master servicing fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfalls or Prepayment Interest Shortfalls. See "Risk Factors -- Interest Payments on the Mortgage Loans May Be Reduced As a Result of Prepayments" " -- The Return on Your Certificates Could be Reduced by Shortfalls Due to the Soldiers' and Sailors' Civil Relief Act" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery within a period of time specified in the pooling and servicing agreement following the end of the master servicer's fiscal year, beginning in 2004, to the depositor of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         Within a period of time specified in the pooling and servicing agreement following the end of the master servicer's fiscal year, beginning in 2004, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the master servicer, to the trustee, the trust administrator, the seller and the rating agencies to the effect that the firm has examined the documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusion.

         The master servicer's fiscal year is the calendar year.

EVENTS OF DEFAULT

         Events of default will consist of:

         (1) any failure of the master servicer to deposit in the collection account, if applicable, or distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for five business days after the giving of written notice of the failure to the master servicer by the trust administrator, or to the master servicer and the trust administrator by any certificateholder;

         (2) any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders and continues unremedied for 30 days after the giving of written notice of the failure to the master servicer by the trust administrator, or to the master servicer and the trust administrator by any certificateholder; or

         (3) any insolvency event which includes events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

         Upon removal or resignation of the master servicer, the trust administrator will be the successor master servicer.

RIGHTS UPON AN EVENT OF DEFAULT

            So long as an event of default remains unremedied, either the trust administrator or certificateholders holding certificates evidencing at least 51% of the voting rights in the trust fund may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans. If either happens, the trust administrator will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trust administrator would be obligated to succeed to all the responsibilities, duties and liabilities of the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement. The appointed master servicer must have a net worth of at least $50,000,000. Pending the appointment, the trust administrator will be obligated to act in that capacity unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received, or lesser compensation as the trust administrator and the successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only event of default that has occurred is an insolvency event specified in paragraph (3) under " -- Events of Default."

AMENDMENT

            The pooling and servicing agreement may be amended from time to time by the seller, the depositor, the master servicer, the trust administrator and the trustee without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions in the pooling and servicing agreement which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the seller, the depositor or the master servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates; provided that the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, further, that any amendment will not be deemed to materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates. After obtaining the ratings in effect on the closing date, none of the seller, the depositor, the trust administrator, the trustee or the master servicer is obligated to obtain, maintain, or improve any rating or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement. The pooling and servicing agreement may also be amended from time to time by the seller, the depositor, the master servicer, the trust administrator and the trustee, with the consent of certificateholders evidencing at least 51% of the percentage interests of each class affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will:

      - reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions which are required to be made on any certificate without the consent of the certificateholders affected thereby, or

      - reduce the percentage interest required to consent to an amendment, without the consent of the certificateholders of all offered certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

                  The trust will terminate on the distribution date following the earliest of:

            (1) the distribution date on which the aggregate principal balance of the offered certificates has been reduced to zero,

            (2) the final payment or other liquidation of the last mortgage loan in the trust fund,

            (3) the optional purchase by the master servicer of the mortgage loans, as described below, and

            (4)   the distribution date in April 2034.

            Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the master servicer may, at its option, terminate the pooling and servicing agreement on any date on which the pool principal balance is less than 10% of the sum of the cut-off date pool principal balance by purchasing, on the next succeeding distribution date, all of the outstanding mortgage loans at a price equal to the sum of the outstanding pool principal balance, subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO property included in the trust fund and the appraised value is less than the principal balance of the related mortgage loan, and accrued and unpaid interest thereon at the weighted average of the loan rates through the end of the Due Period preceding the final distribution date.

            Any purchase shall be accomplished by deposit into the distribution account of the purchase price specified above.

OPTIONAL PURCHASE OF DEFAULTED LOANS

            The master servicer may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the principal balance of that mortgage loan immediately prior to the purchase plus accrued interest on that mortgage loan at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances and transferring costs.

VOTING RIGHTS

            Under the pooling and servicing agreement, the voting rights will be allocated to the offered certificates among the classes in proportion to their respective principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

THE TRUSTEE

            U.S. Bank National Association has been named trustee in the pooling and servicing agreement.

            The trustee may have normal banking relationships with the originators, the trust administrator, the seller, the depositor and the master servicer.

            The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

THE TRUST ADMINISTRATOR

            Bank One, N.A. has been named trust administrator in the pooling and servicing agreement.

            The trust administrator may have normal banking relationships with the originators, the trustee, the seller, the depositor and the master servicer. Bank One, N.A. is an affiliate of Banc One Capital Markets, Inc., one of the underwriters.

            The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as the trust administrator under the pooling and servicing agreement or if the trust administrator becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trust administrator. Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

            No certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the trust administrator written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust fund have made written requests upon the trust administrator to institute a proceeding in its own name as trust administrator under that agreement and have offered to the trust administrator reasonable indemnity and the trust administrator has neglected or refused to institute a proceeding for 60 days. The trust administrator will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trust administrator reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.

                                 USE OF PROCEEDS

            The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the mortgage loans and expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

            An election will be made to treat the trust fund (other than the Net WAC Carryover Reserve Fund) as a REMIC for federal income tax purposes under the Internal Revenue Code of 1986 (the "Code"). In the opinion of tax counsel, the offered certificates, other than any rights of the Class A-1 certificateholders to receive payments from the Net WAC Carryover Reserve Fund, will be designated as "regular interests" in the REMIC, as defined under Code Section 860G(a)(1), and the Class R Certificates will be designated as the sole class of residual interests in the REMIC, as defined under Code Section 860G(a)(2). See "Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" in the prospectus.

            The offered certificates will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the offered certificates must be reported under an accrual method of accounting under Code Section 860B(b).

            For federal income tax purposes, the Net WAC Carryover Reserve Fund will be treated as an "outside reserve fund" that is beneficially owned by the Class R Certificateholders. The rights of the holders of the Class A-1 Certificates to receive payments from the Net WAC Carryover Reserve Fund for federal income tax purposes are contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i). The following discussion assumes that the right of the Class A-1 Certificates to receive payments from the Net WAC Carryover Reserve Fund will be treated as an interest rate cap agreement rather than as an interest in a partnership for federal income tax purposes. The term "Interest Rate Cap Agreement" refers to the rights of the Class A-1 Certificates to receive Net WAC

Carryover. Prospective investors in the Class A-1 Certificates should consult their tax advisors regarding their appropriate tax treatment.

            A holder of a Class A-1 Certificate must allocate the purchase price for such certificate between two components - the REMIC regular interest component and the Interest Rate Cap Agreement component. For information reporting purposes, the trust administrator will assume that, based on analysis of the underwriters, with respect to any Class A-1 Certificate, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the regular interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income).

            Upon the sale, exchange, or other disposition of a Class A-1 Certificate, the holder must allocate the amount realized between the two components of the certificate (that is, the regular interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. Assuming the certificate is held as a "capital asset" within the meaning of Code Section 1221, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component should be capital gain or loss, and gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

      (1) the amount that would have been includible in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the "applicable federal rate" as defined in Code Section 1274(d), determined as of the date of the purchase of the certificate over

      (2) the amount actually included in such holder's income.

            As indicated above, a portion of the purchase price paid by a holder to acquire a Class A-1 Certificate will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method
- the level yield constant interest method - the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of such a certificate.

            Any payment made to a holder of a Class A-1 Certificate from the Net WAC Carryover Reserve Fund will be treated as a periodic payment on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under Code
Section 67 and may be subject to the overall limitation on itemized deductions imposed under Code Section 68.

            The Offered Certificates are not anticipated to be issued with OID for federal income tax purposes. Although the tax treatment of the Class A-1 Certificates is not free from doubt, the trust administrator intends to treat the Class A-1 Certificates as "variable rate debt instruments" within the meaning of Treasury regulations Section 1.1275-5 and current interest payments in respect of the Class A-1 Certificates as "qualified stated interest" within the meaning of the Code. See "Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" in the prospectus for a discussion of the OID rules under the Code and the tax treatment of variable rate debt instruments.

            In the opinion of Tax Counsel, the offered certificates, exclusive of the Interest Rate Cap Agreement Component of the Class A-1 Certificates, will be treated as regular interests in a REMIC under Code Section 860G(a)(1). Accordingly, the offered certificates, exclusive of the Interest Rate Cap Agreement Component of the Class A-1 Certificates, will be treated as

      -     assets described in Code Section 7701(a)(19)(C), and

      - "real estate assets" within the meaning of Code Section 856(c)(5)(B), in each case to the extent described in the prospectus.

            Interest on the offered certificates, exclusive of the Interest Rate Cap Agreement Component of the Class A-1 Certificates, will be treated as interest on obligations secured by mortgages on real property within the meaning of Code Section 856(c)(3)(B) to the same extent that the offered certificates are treated as real estate assets. The entitlement to basis risk shortfall amounts in respect of the Class A-1 Certificates is not an appropriate asset for resecuritization in a REMIC. See "Federal Income Tax Consequences" in the prospectus.

BACKUP WITHHOLDING

            Certificate owners may be subject to backup withholding with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trust administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments," as defined in the Code, properly, or, in some cases, fail to provide the trust administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

            The trust administrator will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for Federal income taxes, if any, for each calendar year, except as to exempt certificateholders. Exempt certificateholders typically are certificateholders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only holder of record of the offered certificates is Cede & Co., as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trust administrator. The trust administrator, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificate owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to backup withhold on the interest and principal otherwise payable to the certificateholder, and remit the withheld amount to the IRS as a credit against the certificateholder's federal income tax liability.

            Any amounts withheld under the backup withholding rules from a payment to a certificate owner will be deemed distributed to the affected certificate owner for all purposes of the certificates and the pooling and servicing agreement. In addition, any of that amount would be allowed as a refund or credit against that owner's United States federal income tax provided that the required information is furnished to the IRS.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

            The following information describes the United States federal income tax treatment of certificateholders that are not United States persons. The term "Foreign Investor" means any person other than:

      -     a citizen or resident of the United States,

      - a corporation, partnership or other entity organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

      - an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source,

      - a trust fund if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, or

      - trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

            The Code and Treasury Department regulations subject interest paid to a Foreign Investor to a withholding tax at a rate of 30%, unless the withholding tax rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to some "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The offered certificates will be issued in registered form. Therefore if the information required by the Code is furnished as described below and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

            For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed IRS Form W-8BEN (a "W-8BEN") or similar form signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing the certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years. Generally, this statement is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A Foreign Investor who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the offered certificates on its own behalf may have substantially increased reporting requirements. In particular in the case of offered certificates held by a foreign partnership or foreign trust, the partnership or trust will be required to provide the certification from each of its partners or beneficiaries, and the partnership or trust will be required to provide certain additional information.

            A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of the offered certificate, provided that:

      - the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

      - in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

      - in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.


                              STATE AND LOCAL TAXES

            The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or local government. We suggest that investors considering an investment in the certificates consult their own tax advisors regarding these tax consequences.

            We suggest that all investors consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the certificates.

                              ERISA CONSIDERATIONS

            We suggest that any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974 and the Code, of the Plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the Prospectus.

            The U.S. Department of Labor has granted to Bank One Capital Corporation the underwriter Prohibited Transaction Exemption 95-89, Exemption Application No. D-10046, 60 Fed Reg. 49011 (1995) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certificates representing an undivided interest in some asset-backed pass-through trusts, with respect to which Banc One Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of asset-backed pass-through trusts, provided that the conditions set forth in the Exemption are satisfied. The Exemption was amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), to extend exemption relief to subordinated certificates and certificates rated in the four highest generic rating categories in certain transactions when the conditions of the amended Exemption are met and by Prohibited Transaction Exemption 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002), to permit the trustee to be an affiliate of an underwriter. The Exemption, as amended, will apply to the acquisition, holding and resale of the offered certificates by a Plan, provided that these conditions, some of which are described below, are met.

            Among the conditions which must be satisfied for the Exemption to apply are the following:

            (1) The acquisition of the offered certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the offered certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund unless the Trust holds only certain types of assets, such as loans secured by real property (a "Designated Transaction");

            (3) The offered certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from S&P, Fitch Ratings or Moody's;

            (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller in connection with the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer's services under the pooling and servicing agreement and reimbursement of the master servicer's reasonable expenses in connection therewith;

            (5) The trustee is not an affiliate of the seller, the depositor, the master servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates; and

            (6) The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

            The underwriters believes that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

            The rating of a certificate may change. If the rating of a certificate declines below BBB-, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

            We suggest that any Plan fiduciary considering whether to purchase any offered certificates on behalf of a Plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the effect of the Plan Assets Regulation, availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

            The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

            We suggest that institutions whose investment activities are subject to review by federal or state regulatory authorities consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

            Subject to the terms and conditions set forth in the underwriting agreement, dated May 23, 2003, among the depositor, Banc One Capital Markets, Inc. and Citigroup Global Markets Inc., the depositor has agreed to sell to the underwriters and the underwriters have each agreed to purchase from the depositor 50% of each class of the offered certificates.

            Distributions of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates will be approximately 99.74% of the aggregate principal balance of the offered certificates, plus accrued interest, before deducting expenses, estimated to be $500,000 in the aggregate. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

            The depositor has been advised by the underwriters that they presently intend to make a market in the offered certificates; however, they are not obligated to do so. Any market-making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

            The underwriting agreement provides that the depositor will indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933. In addition, the seller has agreed to indemnify the depositor and the underwriters against civil liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

            Legal matters with respect to the offered certificates will be passed upon for the depositor and the underwriters by Sidley Austin Brown & Wood llp, New York, New York and for the seller and the master servicer by Cadwalader, Wickersham & Taft llp, New York, New York.

                                     RATINGS

            It is a condition to the issuance of the offered certificates that the Class A-1, Class A-2 and Class A-3 Certificates receive ratings of "Aaa" by Moody's and "AAA" by S&P, that the Class M-1 Certificates receive ratings of "Aa2" by Moody's and "AA" by S&P and that the Class M-2 Certificates receive ratings of "A2" by Moody's and "A" by S&P.

            A securities rating addresses the likelihood of the receipt by offered certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that offered certificateholders might realize a lower than anticipated yield.

            A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities. The ratings on the Class A-1 Certificates do not constitute statements regarding the payment of any Net WAC Carryover.

                             Index of Defined Terms

60+ Delinquency Percentage (Rolling Three Month).               S-42
AGFC.............................................                S-9
AGFI.............................................               S-15
Available Funds..................................               S-35
certificateholder................................               S-28
Civil Relief Act Interest Shortfalls.............               S-37
Class A Certificateholder........................               S-63
Class A Percentage...............................               S-39
Class A Principal Distribution...................               S-39
Class Interest Carryover Shortfall...............               S-36
Class M-1 Percentage.............................               S-39
Class M-1 Principal Distribution.................               S-39
Class M-2 Percentage.............................               S-40
Class M-2 Principal Distribution.................               S-40
Class Monthly Accrued Interest...................               S-36
Class Monthly Interest Distribution
   Amount........................................               S-36
Class Principal Distribution.....................               S-39
Clearstream......................................               S-29
Code.............................................               S-60
CPR..............................................               S-47
Cumulative Loss Event............................               S-40
Debt Service Reduction...........................               S-45
Deficient Valuation..............................               S-45
Delinquency Amount...............................               S-40
Delinquency Event................................               S-41
Designated Transaction...........................               S-66
Determination Date...............................               S-41
distribution date................................               S-35
DTC..............................................               S-29
Due Period.......................................               S-41
Eligible Account.................................               S-33
Eligible Investments.............................               S-33
Eligible Substitute Mortgage Loan................               S-32
Euroclear........................................               S-29
Excess Spread....................................               S-41
Exemption........................................               S-65
Foreign Investor.................................               S-63
Foreign Investors................................               S-63
Georgia Act......................................               S-15
High Cost Home Loans.............................               S-15
High Cost Loan...................................               S-14
Homeownership Act................................               S-14
Insurance Proceeds...............................               S-45
Interest Rate Cap Agreement......................               S-60
Interest Remittance Amount.......................               S-37
LIBOR business day...............................               S-38
Liquidated Mortgage Loan.........................               S-45
Liquidation Proceeds.............................               S-45
Net WAC Cap......................................               S-37
Net WAC Carryover................................               S-37
Net WAC Carryover Reserve Fund...................               S-37
Net WAC Carryover Reserve Fund
    Deposit......................................               S-37
Net WAC Shortfall................................               S-37
Non-Collectible Interest Shortfall...............               S-36
Non-U.S. Person..................................               S-74
OID..............................................               S-61
outside reserve fund.............................               S-60
Overcollateralization Amount.....................               S-41
Overcollateralization Deficiency Amount..........               S-41
Overcollateralization Floor......................               S-41
Overcollateralization Release Amount.............               S-41
percentage interest..............................               S-28
portfolio debt investments.......................               S-64
Prepayment Interest Shortfalls...................               S-37
Principal Distribution Amount....................               S-41
Principal Remittance Amount......................               S-41
real estate assets...............................               S-62
Realized Loss....................................               S-45
regular interests................................               S-60
Related Documents................................               S-31
Remaining Excess Spread..........................         S-37, S-43
reportable payments..............................               S-63
Senior Credit Enhancement Percentage.............               S-42
Simple Interest Mortgage Loans...................               S-21
SMMEA............................................               S-67
Stepdown Date....................................               S-42
Substitution Adjustment..........................               S-32
Target Overcollateralization Amount..............               S-42
Trigger Event....................................               S-42
U.S. Person......................................               S-74
W-8BEN...........................................               S-64
weighted average life............................               S-47
Weighted Average Life to Call....................               S-48

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

      Except in some limited circumstances, the globally offered American General Mortgage Loan Asset-Backed Pass-Through Certificates, Series 2003-1, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

      Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global

Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed securities issues in same-day funds.

      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      - borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

      - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

      - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

      - the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8BEN or any successor form. Form W-8BEN may be filed by certificateholders or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification). (By providing such form, U.S. Persons that are individuals will also be exempt from backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.)

      Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8IMY). Non-U.S. Persons that are intermediaries, partnerships or trusts generally must file IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.

      U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, "files" by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the end of the third calendar year following the calendar year in which it was provided, or until such earlier time that the information on the form is no longer valid. The term "U.S. Person" means:

      -     a citizen or resident of the United States,

      - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or

      - an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.

      The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Dated May 23, 2003

Prospectus

                           BOND SECURITIZATION, L.L.C.
                            Asset-Backed Certificates
                               Asset-Backed Notes
                               Issuable in series

Bond Securitization, L.L.C., as the depositor, may offer from time to time under this prospectus and a prospectus supplement asset-backed notes and asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The prospectus supplement will set forth the specific assets of the trust and the sellers from whom the assets are acquired. The assets may include:

         (a) one or more pools of:

                  - closed-end and revolving home equity loans and loans the proceeds of which have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties and properties that include both residential and income-producing non-residential units;

                  - home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

                  - manufactured housing installment sales contracts and installment loan agreements secured by either security interests in the manufactured homes or by mortgages on real estate on which the related manufactured homes are located; and

                  - mortgaged and asset backed securities, referred to in this prospectus as the pooled securities.

         (b) all monies due under the above assets, and

         (c) funds or accounts established for the trust or one or more forms of enhancement.

The prospectus supplement will state if the trust will make a REMIC or FASIT election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of the securities.

         The Offered Securities Are Not Suitable Investments For All Investors

The offered securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

         Limited Liquidity May Result in Delays in Liquidations or Lower Returns

There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.

         Payments on Securities Are Limited to the Assets of Trust

The securities will be payable solely from the assets of the trust, including, if applicable, any amounts available due to any enhancement. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates. If payments from the assets of the trust become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

In addition, as specified in the prospectus supplement, trust assets and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the seller, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

We refer you to "The Agreements - Assignment of Trust Assets"

         Enhancement May Be Insufficient to Cover Losses

Although enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

We refer you to "Enhancement"

         Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the trust assets. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

- the extent of prepayments on the trust assets, which prepayments may be influenced by a variety of factors,

- the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and

- the exercise by the entitled party of any right of optional termination.

         Prepayments may also result from repurchases of trust assets due to material breaches of the depositor's or the seller's warranties.

Since borrowers generally can prepay their loans at any time, the rate and timing of principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

We refer you to "Description of the Securities -- Weighted Average Life of the Securities"

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

We refer you to "Description of the  Securities -- Payments of Interest"

         Junior Liens May Result in Losses in Foreclosure Proceedings

With respect to mortgages in the trust fund that are junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:

- there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

-        you may incur a loss if a deficiency judgment cannot be obtained.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default. The trust will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

         Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders

There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

         Costs for Cleaning Environmentally Contaminated Property May Result in Losses

Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property to assure the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

We refer you to "Legal Aspects of the Loans - Environmental Risks" in this prospectus for more detail

         State and Federal Laws May Limit Ability to Collect on Loans

Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and recission of the loan and could subject the trust to damages and administrative enforcement.

The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the contractor.

We refer you to "Legal Aspects of the Loans" in this prospectus for more detail

         Rating of the Securities Does Not Assure Payment

It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

We refer you to "Ratings" in this prospectus for more detail

         Liquidation Value of Trust Assets May Be Insufficient to Satisfy All Claims Against Trust

There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.

         Distributions and Rights of Investors May Be Adversely Affected by Insolvency of Seller

If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.

         Servicer Does Not Monitor Payment of Taxes

Although the mortgage loans may require that each borrower pay all property taxes on the related mortgaged property, the servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. After any tax sale, the delinquent property taxes would be paid first out of any liquidation proceeds, and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan.

DESCRIPTION OF THE SECURITIES

         General

The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

Each series of securities will consist of one or more classes of securities, one or more of which may be:

-        compound interest securities,

-        fixed interest securities,

-        variable interest securities,

-        planned amortization class securities,

-        targeted amortization class securities,

-        accretion directed securities,

-        zero coupon securities,

-        principal only securities,

-        interest only securities, or

-        participation securities.

A series may also include one or more classes of subordinate securities.

The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the prospectus supplement. Upon satisfaction of the conditions described in the prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the prospectus supplement. Payments may be made by check or wire transfer as described in the prospectus supplement. The final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

Payments on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the prospectus supplement. Typically, all payments with respect to the trust assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available due to any other enhancement specified in the prospectus supplement will be deposited directly into a separate collection account established by the trustee or the servicer. The amount deposited to the collection account may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. Amounts on deposit in the collection account will be deposited into the distribution account and will be available to make payments on securities of a series on the next distribution date. See "The Trusts -- Collection and Distribution Accounts."

         Payments of Interest

The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the prospectus supplement. Interest on a class of securities will be payable on the distribution date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest distributions. Any interest on zero coupon securities that is not paid on a distribution date will accrue and be added to the principal balance.

         Payments of Principal

On each distribution date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

Interest only securities are entitled to either nominal or no principal distributions. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.

         Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled distribution date for each class of securities will be specified in the prospectus supplement.

The actual final distribution date of the securities of a series will depend primarily upon the rate of principal payment of the loans and the pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to the certificates, as a result of delinquencies, defaults and liquidations of the trust assets in the trust, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

         Special Redemption

If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

         Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust

The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. Prior notice of the redemption, purchase or termination must be given by the depositor or the trustee. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments or distributions were based solely on the payment experience of the trust assets.

         Weighted Average Life of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.

There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.

THE TRUSTS

         General

The notes will be secured by the pledge of the assets of the trust, and the certificates will represent interests in the trust assets, or in a group of assets specified in the prospectus supplement. The trust of each series may include the following assets:

-        the loans;

- mortgage and asset backed securities, which are referred to in this prospectus as the pooled securities;

- amounts available from the reinvestment of payments on the trust assets as specified in the prospectus supplement;

-        enhancements, as described under "Enhancement";

- properties that secured a loan but which are acquired by foreclosure or deed in lieu of foreclosure or repossession;

- the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the prospectus supplement.

The securities will be non-recourse obligations of the trust. Typically, the assets of each trust will serve as collateral for only one series of securities. Noteholders may only proceed against that collateral in the case of a default and may not proceed against any assets of the depositor, any of its affiliates or any assets of the trust not pledged to secure the notes.

The loans and pooled securities for a series will be sold by the depositor to the trust. Pooled securities generally will be purchased by the depositor in secondary market transactions, not from the issuer of the securities or an affiliate of the issuer. Loans may be purchased by the depositor in privately negotiated transactions. Loans may be originated by or acquired from an affiliate of the depositor. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be an affiliate of the depositor.

Prior to the initial offering of the related series of securities, each trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets contemplated in this prospectus and in the prospectus supplement and the related proceeds, issuing securities and making payments and distributions thereon and related activities. No trust is expected to have any source of capital other than its assets and any related enhancement. The depositor anticipates that each trust will be organized in either New York or Delaware.

THE LOANS

The term "loans" as used in this prospectus includes mortgage loans, which may be closed-end home equity loans, revolving credit line home equity loans - also called home equity lines of credit or "HELOCs"- and mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts and manufactured housing contracts.

         Mortgage Loans

The property which secures repayment of the mortgage loans is referred to as the "mortgaged properties". The mortgage loans may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

As more fully described in the prospectus supplement, interest on each HELOC is generally computed and payable monthly on an average outstanding principal balance of the mortgage loan, as specified in the Agreement. Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the prospectus supplement or repaid from time to time. The HELOCs may be subject to an early termination fee. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances. The amounts of the draws and payments will usually differ each day, as more specifically described in the prospectus supplement.

Typically, the full principal amount of a closed-end loan is advanced at origination of the loan and is repayable in equal or substantially equal installments of an amount sufficient to fully amortize the loan at its stated maturity.

As more fully described in the prospectus supplement, interest on each mortgage loan is calculated on the basis of an average outstanding principal balance of the loan multiplied by its interest rate and further multiplied by a fraction described in the prospectus supplement. The interest on the mortgage loans may be calculated using the simple interest method, in which the portion of each monthly payment allocated to interest depends upon the actual number of days elapsed since the date of last payment. The original terms to stated maturity of the loans usually will not exceed 360 months. The loans for a series may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The loans for a series may also include loans that do not have a specified stated maturity.

The mortgaged properties will include single family properties. The mortgaged properties may consist of:

         -        detached single family dwellings,

         -        two to four family dwellings,

         -        individual condominiums and cooperative apartments,

         -        townhouses,

         -        duplexes,

         -        row houses, and

         -        individual units in planned unit developments

Unless otherwise specified in the prospectus supplement, each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term of years that ends after the maturity of the related loan. Attached dwellings may also include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building, or property constructed on land leased by the Mortgagor for a term greater than the term of the applicable loan.

The mortgaged properties may include non-owner occupied investment properties and vacation and second homes. The mortgaged properties may also include of mixed-use properties that are partly income producing non-residential properties. At least 50% of the square footage of each of these properties are residential. These mixed-use properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase. Some loans secured by mixed-use properties may also incorporate personal guarantees and pledged liens on chattel paper as collateral.

Typically, mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans are secured by a single family property that is owner-occupied usually is either:

         - the making of a representation by the mortgagor at origination of the loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

         - a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

The initial combined loan-to-value ratio of a loan is computed in the manner described in the prospectus supplement and will take into account the amounts of any related senior mortgage loans.

         Home Improvement Contracts

The trust assets for a series may consist of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. The home improvement contracts will either be unsecured or secured by the mortgages primarily on single family properties which are usually subordinate to other mortgages on the same mortgaged property or by purchase money security interests in home improvements. The home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

         Manufactured Housing Contracts

The trust assets for a series may consist of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. Unless otherwise specified in the applicable prospectus supplement, the manufactured housing contracts will be fully amortizing, and may have fixed interest rates or adjustable interest rates an my provide for other payment characteristics as described in this section and in the prospectus supplement.

The manufactured housing contracts will be secured by either manufactured homes located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are built. The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Additional Information

The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

Some loans may be delinquent upon transfer to the trust. Additional loans may be periodically added to the trust, or will be repurchased automatically if the asset is not an eligible asset, as described in the prospectus supplement.

The prospectus supplement for each series will provide information on the trust assets as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;

the range and weighted average of credit limits, if any;

the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

the range and average outstanding principal balance of the loans;

the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

the percentage, by principal balance as of the cut-off date, of loans that are secured by mortgaged properties, home improvements, manufactured homes or are unsecured;

the geographic distribution of the mortgaged properties securing the loans;

the percentage of loans, by principal balance as of the cut-off date, that are secured by each category of mortgaged properties;

the lien priority of the loans;

the credit limit utilization rate of any HELOCs; and

the delinquency status and year of origination of the loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described in the previous paragraph will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the securities.

         Pooled Securities

Trust assets may include mortgage or asset backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Authority and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

         Collection and Distribution Accounts

A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of any initial deposits of cash, any amounts attributable to enhancements, any amounts received with respect to the trust assets and any reinvestment income earned on those amounts. Amounts on deposit in the collection account will be used to pay the expenses of the trust and to make a deposit into the distribution account for distribution to securityholders. Amounts deposited in the distribution account will be used primarily for the payment of the securities and the expenses of the trust not otherwise covered.

Excess funds in the collection account may be paid over to the servicer, the depositor, the seller, any provider of enhancement with respect to the series or any other entitled person in the manner and at the times established in the prospectus supplement. The funds in the collection and distribution accounts will be invested in Eligible Investments usually maturing no later than the next distribution date. In no case will Eligible Investments mature later than one year after their purchase. "Eligible Investments" will include:

-        obligations of the United States and government agencies,

-        federal funds,

-        certificates of deposit,

-        commercial paper,

-        demand and time deposits and banker's acceptances,

-        repurchase agreements of United States government securities, and

-        guaranteed investment contracts.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn under any deposit agreement or minimum principal payment agreement as specified in the prospectus supplement.

ENHANCEMENT

         General

A series of securities may include enhancement for some or all securityholders.

Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the prospectus supplement. The enhancements may be structured so as to protect against losses relating to more than one trust.

The specific terms and details of any enhancement in a series will be described in the prospectus supplement.

         Subordinate Securities

Enhancement for a series may consist of one or more classes of subordinate securities. Generally, the rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of more senior securities and will suffer losses prior to more senior securities.

         Insurance

Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the trust assets.

         Pool Insurance Policy

A pool insurance policy will cover most losses caused by default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. Generally, a pool insurance policy will cover an amount equal to a percentage of the loan balance on the cut-off date. Any payment under a pool insurance policy will reduce the amount of coverage remaining.

         Special Hazard Insurance Policy

Although the terms of special hazard insurance policies vary to some degree, they typically provide that, where there has been damage to property securing a defaulted or foreclosed loan and title to which has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of:

         (a)      the cost of repair or replacement of the property, or

         (b) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property.

If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area, chemical contamination and some other risks.

Restoration of the property with the proceeds described under clause (a) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (b) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the value so assigned to the property by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." A bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover unpaid interest on the amount of a principal reduction of that type from the date of the filing of a bankruptcy petition. Typically, the aggregate amount of coverage will be reduced by payments made under the bankruptcy bond and will not be restored.

         Reserve Funds

A reserve fund may be established for the deposit of cash, letters of credit, cash collateral accounts, Eligible Investments, or other instruments. A reserve fund may also be funded over time through application of all or a portion of the excess cash flow from the trust assets.

Amounts on deposit in a reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse enhancers and for other purposes as described in the prospectus supplement.

         Minimum Principal Payment Agreement

The depositor may enter into a minimum principal payment agreement with an entity under which the entity will provide payments on the securities in the event that collections on the trust assets are not sufficient to make payments on the securities.

         Deposit Agreement

The depositor may enter into a guaranteed investment contract or an investment agreement, or a "deposit agreement" under which amounts held in the collection account, the distribution account or in any reserve fund would be invested with an entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that the cash, together with the investment income, can be applied to future distributions on one or more classes of securities.

         Derivative Products

Derivative products may be included as assets of the trust. Derivative products may consist of swaps to convert floating or fixed rate payments into fixed or floating rate payments, and cap or floor agreements to provide protection against changes in floating rates of interest payable on the trust assets or the securities. Derivative products will not be the primary source of payments for the securities.

         Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

A trust may also include other forms of insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

- maintaining timely payments to securityholders or providing additional protection against losses on the trust assets,

-        paying administrative expenses, or

- establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

BOND SECURITIZATION, L.L.C.

Bond Securitization, L.L.C., the depositor, a wholly-owned subsidiary of Banc One Financial Corporation, was formed as a limited liability company under the laws of the State of Delaware on June 18, 2001. The company was organized solely for the limited purpose of acquiring receivables and loans and associated rights, issuing securities and engaging in related transactions. The company's limited liability company agreement limits the activities of the company to the foregoing purposes and to any activities incidental to and necessary for these purposes.

The principal executive offices of the depositor are located at 1 Bank One Plaza, Chicago, Illinois, telephone (312) 732-4000.

SERVICING OF LOANS

         General

The servicer will provide servicing functions with respect to the trust assets under a servicing agreement or a pooling and servicing agreement. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. The servicer may also act as custodian, responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

         Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related Agreement for a series and any applicable enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion:

- waive any assumption fee, late payment charge, or other charge in connection with a loan, and

- to the extent provided in the related Agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on the loan.

The servicer, to the extent permitted by law, may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. If loans do not require those payments under the loan documents, the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of:

-        taxes,

-        assessments,

-        mortgage and hazard insurance,

-        refunds to obligors of amounts determined to be overages,

- interest to obligors on balances in the escrow account to the extent required by law,

- amounts to repair or otherwise protect the property securing the related loan, and

-        amounts to clear and terminate the escrow account.

         Deposits to and Withdrawals From the Collection Account; Loan Payment Record

Except as described below in connection with a loan payment record, the trustee or the servicer will establish the collection account in the name of the trustee. Typically, the collection account will be an account maintained:

- at a depository institution satisfactory to each rating agency rating the securities or

- in accounts the deposits of which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account may be invested in Eligible Investments. If so specified in the prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

As specified in the prospectus supplement, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date. In addition, after the closing date, within the time period specified in the prospectus supplement after the date of receipt, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account the following payments and collections received or made by it, other than in respect of principal of and interest on the trust assets due on or before the cut-off date:

- all payments on account of principal, including prepayments, on the trust assets;

- all payments on account of interest on the trust assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related Agreement, the servicing fee;

- all amounts received by the servicer in connection with the liquidation of trust assets or property acquired in respect of liquidation, whether through foreclosure sale, repossession or otherwise, including payments in connection with the trust assets received from the obligor, other than amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise by law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related Agreement, the servicing fee, if any;

- all proceeds under any title insurance, hazard insurance or other insurance policy covering any trust asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related Agreement;

- all amounts required to be deposited from any applicable reserve fund under the related Agreement;

- all advances of delinquent payments of principal and interest on a loan or of other payments specified in the Agreement made by the servicer as required under the related Agreement; and

- all repurchase prices of any trust assets repurchased by the servicer, the depositor or the seller under the related Agreement.

Typically, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

- to reimburse itself for advances made by it under the related Agreement; the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans, including for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

- to the extent provided in the related Agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which the advance was made or from liquidation proceeds or the proceeds of insurance policies;

- to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after the reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

- in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the related Agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related Agreement;

- to reimburse itself for expenses incurred by and recoverable by or reimbursable to it under the related Agreement;

- to pay to the applicable person with respect to each trust asset that has been repurchased or removed from the trust by the servicer, the depositor or the seller under the related Agreement, all amounts received in respect of the trust asset and not distributed as of the date on which the related repurchase price was determined;

- to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the securityholders of the series in the amounts and in the manner provided for in the related Agreement; and

-        to clear and terminate the collection account under the related
         Agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited, it may, at any time, withdraw the amount from the collection account.

If permitted under the terms of the related Agreement and described in the prospectus supplement, the servicer will maintain collections on the trust assets as part of its general funds until the business day prior to a distribution date. The servicer will deposit such collections to the distribution account on the business day prior to each distribution date. In this case, the servicer will record on a loan payment record the amount received for each category of deposit described above. In addition, the servicer will make a similar record of each deduction for each category of withdrawal as described above, from the amounts received in respect of the trust assets.

         Advances and Limitations

The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may be obligated to make advances of, among other things, delinquent payments of interest and principal, and those obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account, distribution account, or from a specified reserve fund.

         Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as specified in the prospectus supplement, the servicer will be required to maintain or cause the obligor to agree to acquire and maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. The servicer is not required to verify that the obligor actually complies with this provision. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. The standard form of fire and extended coverage policy typically will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, as limited by each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms are usually determined by state law but will be similar in many respects. Most hazard insurance policies typically do not cover any physical damage resulting from:

-        war,

-        revolution,

-        governmental actions,

-        floods and other water-related causes,

-        earth movement, including earthquakes, landslides, and mudflows,

-        nuclear reaction,

-        wet or dry rot,

-        vermin,

-        rodents,

-        insects or domestic animals,

-        theft, and

-        in some cases, vandalism.

The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to securityholders. When a property securing a loan is located in a flood area identified by HUD under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available and, if the insurance is placed by the servicer, the associated premiums may be added to the balance of the related loan.

The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, usually 80% to 90%, of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of:

- the actual cash value, i.e., the replacement cost less physical depreciation, of the property, including the improvements, if any, damaged or destroyed or

- the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Typically, coverage will be in an amount at least equal to the greater of the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy and the outstanding principal balance of the related loan. The servicer typically will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than under the applicable laws and regulations as shall at any time be in force and shall require that additional insurance.

Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

         Realization Upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the loans that come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

- the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and

- the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of the property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and none of the servicer, the depositor or the seller will be required to do so.

The servicer may arrange with the obligor on a defaulted loan, a modification of the loan to the extent provided in the prospectus supplement. Those modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions set forth in the prospectus supplement.

         Enforcement of Due-On-Sale Clauses

Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, by which the person becomes liable under the loan and by which the original obligor is released from liability and the person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection

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
with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

         Servicing Compensation and Payment of Expenses

The servicer will be entitled to a periodic fee as servicing compensation in an amount described in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on a loan, the obligor will usually be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan less the servicing fee. If the aggregate amount of the shortfalls in a month exceeds the servicing fee for that month, a shortfall to securityholders may occur.

The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related securityholders will suffer no loss by reason of those expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the insurance policies or if coverage has been exhausted, the securityholders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to securityholders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan. This right of reimbursement is prior to the rights of the securityholders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement.

The rights of the servicer to receive funds from the collection account, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, typically are not subordinate to the rights of securityholders of the series.

         Evidence as to Compliance

If specified in the prospectus supplement, the applicable Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for exceptions the firm believes to be immaterial and any other exceptions that are set forth in the statement.

If specified in the prospectus supplement, the applicable Agreement for each series will also provide for delivery to the trustee an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

         Termination and Liability of the Servicer

In the event of an event of default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the Agreement for the related series will be substantially similar to those described under "The Agreements -- Events of Default; Rights Upon Events of Default -- Pooling and Servicing Agreement; Servicing Agreement."

The servicer usually does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor servicer accepting the assignment or delegation:

-        services similar loans in the ordinary course of its business,

-        is reasonably satisfactory to the trustee for the related series,

-        has a net worth of not less than the amount specified in the related
         Agreement,

- would not cause any rating agency's rating of the securities for each series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

- executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth in this paragraph; however, in that case, the assigning servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor servicer. However, the servicer may have the right to enter into subservicing arrangements which will be referred to in the related Agreement. Any arrangement will not relieve the servicer from its obligations under the servicing agreement.

Typically, each Agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust, the depositor, the seller or the securityholders for any action taken or for failing to take any action in good faith under the related Agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against:

-        any breach of warranty or representations made under the Agreement,

- the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or

- liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties.

Each Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the related Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is unrelated to its servicing responsibilities under the Agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust and the servicer may be entitled to be reimbursed out of the collection account.

THE AGREEMENTS

The following summaries describe the material provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

         Assignment of Trust Assets

General

At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the trust assets and other property to be transferred to the trust for a series. The assignment will usually include all principal and interest due on the trust assets after the cut-off date specified in the prospectus supplement. The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Loans

Typically, except as described below, the depositor will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in recordable form. In the case of any mortgage not returned from the public recording office, a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to the recording office. If specified in the prospectus supplement, the seller may retain possession of such documents until the occurrence of a specified event at which time the documents will be required to be delivered to the trustee or a custodian. The trustee or a custodian or the seller will hold the documents in trust for the benefit of the securityholders.

The depositor will, as to each home improvement contract and manufactured housing contract, deliver or cause to be delivered to the trustee or the custodian or the seller will retain, until the occurrence of a specified event, the original contract and copies of documents and instruments related to each such contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts and the manufactured housing contracts, the depositor will execute or cause the seller to execute a UCC-1 financing statement identifying the trustee as the secured party and identifying all such contracts as collateral. Usually, the home improvement contracts and manufactured housing contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in such contracts could be defeated. The steps required to secure an interest in See "Legal Aspects of the Loans -- The Home Improvement Contracts and Manufactured Housing Contracts."

With respect to loans secured by mortgages, if so specified in the prospectus supplement, the depositor will, at the time of issuance of the securities or if specified in the related prospectus supplement upon the occurrence of a specified event, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records except in states where such recordation is not required by the rating agencies rating the securities and, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor or the seller will cause the assignments to be recorded within the time after issuance of the securities as is specified in the prospectus supplement, in which event, the Agreement may require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described under " - Repurchase and Substitution of Defective Trust Assets" with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. The loan schedule will specify , among other things, with respect to each loan:

-        type of loan;

- the original principal amount and unpaid principal balance as of the cut-off date;

-        the current interest rate;

-    the current scheduled payment of principal and interest;

-    the maturity date, if any, of the related note; and,

-    if the loan is an adjustable rate loan,

-    the lifetime cap and floor, if any,

-    the periodic cap and floor, if any,

-    the current index, if applicable, and

-    credit limit, if applicable.

Assignment of Pooled Securities

The depositor will cause the pooled securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated pooled securities. The trustee will not be in possession of or be an assignee of record of any underlying assets for a pooled security. See "The Trusts -- Pooled Securities." Each pooled security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each pooled security conveyed to the trust. In the Agreement, the depositor will represent and warrant to the trustee regarding the pooled securities:

- that the information contained in the schedule is true and correct in all material respects;

- that, immediately prior to the conveyance of the pooled securities, the depositor had good title, and was the sole owner of the pooled securities;

-    that there has been no other sale by it of the pooled securities; and

- that there is no existing lien, charge, security interest or other encumbrance on the pooled securities.

Repurchase and Substitution of Defective Trust Assets

If any document in the file relating to the trust assets delivered to the trustee or custodian is found by the trustee within the time period specified in the Agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure the defect, the seller will repurchase the trust asset or any related property from the trustee at a price equal to:

(a)  the lesser of:

     -    the outstanding principal balance of the trust asset and

     -    the trust's federal income tax basis in the trust asset and

(b) accrued and unpaid interest to the date of the next scheduled payment on the trust asset at the rate set forth in the related Agreement less, if the seller is the repurchaser and also the servicer, any unreimbursed advances respecting the trust asset.

However, the purchase price shall not be limited in clause (a) above to the trust's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the trust asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the seller may, rather than repurchase the trust asset as described in the previous paragraph, remove the trust asset from the trust and substitute in its place one or more other trust assets provided, however, that:

- with respect to a trust for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

- with respect to a trust for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax.

As specified in the prospectus supplement, any substitute trust asset will, on the date of substitution:

- have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed trust asset, with the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to securityholders,

- have an interest rate not less than the interest rate of the removed asset and not more than the rate specified in the prospectus supplement,

- have a remaining term-to-stated maturity not greater than and not less than the period specified in the prospectus supplement, and

- comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

The seller will make representations and warranties with respect to the trust assets. If the seller cannot cure a breach of any of those representations and warranties in all material respects within the time period specified in the prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of, or the ability of the servicer to realize on, the trust asset, the seller is obligated to repurchase the affected trust asset or, if provided in the prospectus supplement, provide a substitute trust asset under the same conditions and limitations provided for purchases and substitutions. The cure,


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
\repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a trust asset.

                  Pre-Funding Account

If so provided in the prospectus supplement, the depositor will, on behalf of the securityholders, deposit cash into a pre-funding account on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed the percentage of the initial aggregate principal amount of the securities set forth in the prospectus supplement. The money will be used by the trustee to purchase additional loans from the seller from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in Eligible Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

In addition, if so provided in the prospectus supplement, on the closing date the depositor will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor or to another entity specified in the prospectus supplement.

                  Reports to Securityholders

The trustee or other entity specified in the prospectus supplement will prepare and forward to each securityholder on each distribution date, or as soon after each distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

                  (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

                  (b) the amount of interest distributed to holders of the securities and the current interest rate on the securities;

                  (c) the amounts of (1) any overdue accrued interest included in the distribution, (2) any remaining overdue accrued interest with respect to the securities or (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

                  (d) the amounts of (1) any overdue payments of scheduled principal included in the distribution, (2) any remaining overdue principal amounts with respect to the securities, (3) any current shortfall in receipt of scheduled principal payments on the trust assets or (4) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

                  (e) the amount received under any enhancement, and the remaining amount available under the enhancement;

                  (f) the amount of additional balances acquired by the trust during the prior collection period;

                  (g) the amount of any delinquencies with respect to payments on the trust assets;

                  (h) the book value of any REO property acquired by the trust; and

                  (i)      other information as specified in the related
                           Agreement.

The report to securityholders for any series of securities may include additional or other information of a similar nature.

In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report containing customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns. The report will not be examined or reported upon by independent public accountants.

                  Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement

As specified in the prospectus supplement, events of default under the applicable Agreement for a series relating to the servicing of loans include:

                  - any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to the securityholders any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights;

                  - any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights; and

                  - events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default relating to the servicing of loans remains unremedied under the applicable Agreement, the trustee for the series or securityholders evidencing not less than 51% of the aggregate voting rights may terminate all of the rights and obligations of the servicer under the applicable Agreement, other than its right to recovery of expenses and amounts advanced under the terms of the Agreement, which rights the servicer will retain under all circumstances, whereupon the trustee or other entity specified in the prospectus supplement will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement. In that case, the trustee or other entity specified in the prospectus supplement will be entitled to reasonable servicing compensation not to exceed the original servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

During the continuance of any event of default of a servicer under an Agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the aggregate voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting securityholders.

No securityholder, solely by virtue of their status as a securityholder, will have any right under the applicable Agreement to institute any proceeding with respect to the Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the securityholders evidencing not less than 51% of the aggregate voting rights of the securities have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

Indenture

Events of default under the indenture for each series of notes include:

         - a default for five (5) days or more in the payment of any interest on any note of that series or the default in the payment of principal of any note at the note's maturity;

         - failure to perform in any material respect any other covenant of the trust in the indenture which continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

         - any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered in connection with the series having been incorrect in a material respect as of the time made, and the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

         - events of bankruptcy, insolvency, receivership or liquidation of the trust; or

         - any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes may declare the principal amount or, if the notes are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the notes to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         - the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale,

         - the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes at the date of the sale, or

         - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal or interest on the

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
notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, in the event of a default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of the notes after the occurrence of an event of default.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and continues with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the noteholders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the holders of a majority of the then aggregate outstanding amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

                  The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor, the seller or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

                  Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

                  Resignation of Trustee

The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

         - if the trustee ceases to be eligible to continue as trustee under the Agreement,

         -        if the trustee becomes insolvent, or

         - by the securityholders evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                  Amendment of Agreement

The Agreement for each series of securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

                  (a)      to cure any ambiguity,

                  (b) to correct any defective provisions or to correct or supplement any provision,

                  (c) to add to the duties of the depositor, the trustee or servicer,

                  (d) to add any other provisions with respect to matters or questions arising under the Agreement or related enhancement,

                  (e) to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

                  (f) to comply with any requirement imposing by changes in accounting policies that do not materially impact the certificates or notes,

                  (g)      to comply with any requirements imposed by the Code;

provided that any amendment except under clauses (f) and (g) above, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any amendment, except under clauses (f) and (g) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

The Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing not less than 51% of the aggregate outstanding principal amount of the securities, or if only some classes are affected by the amendment, 51% of the aggregate outstanding principal amount of each class affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment of that type may, without the consent of securityholders of 100% of the affected securities:

         (a) reduce the amount or delay the timing of payments on any security without the consent of the securityholder of the security or

         (b) reduce the percentage required to consent to any amendment of that type.

                  Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

                  List of Securityholders

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreement, the trustee will afford the securityholders access during business hours to the most recent list of securityholders of that series held by the trustee. The request should be accompanied by a copy of the proposed communication.

No Agreement will provide for the holding of any annual or other meeting of securityholders.

                  REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust may be performed by a REMIC administrator, who may be an affiliate of the depositor.

                  Termination

Pooling and Servicing Agreement; Servicing Agreement; Trust Agreement

The obligations created by the Pooling and Servicing Agreement, the Servicing Agreement or the Trust Agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

         - the later of the final payment or other liquidation of the last trust asset remaining in the trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any trust asset or

         - the repurchase by the servicer or other entity specified in the prospectus supplement from the trustee of all trust assets and other property at that time subject to the Agreements.

The Agreements for each series permit, but do not require, the servicer or other entity specified in the prospectus supplement to purchase from the trust all remaining trust assets at a price equal to:

         -        100% of the aggregate principal balance of the trust assets,

         - plus, with respect to any property acquired in respect of a trust asset, if any, the outstanding principal balance of the related trust asset at the time of foreclosure,

         - minus related unreimbursed advances, or in the case of the trust assets, only to the extent not already reflected in the computation of the aggregate principal balance of the trust assets,

         - minus unreimbursed expenses that are reimbursable under the terms of the Agreement,

         - plus accrued interest at the weighted average rate on the trust assets through the last day of the due period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

         - 100% of the aggregate principal balance of the trust assets, plus accrued interest thereon at the applicable net rates on the trust assets through the last day of the month of the repurchase and

         - the aggregate fair market value of the trust assets plus the fair market value of any property acquired in respect of a trust asset and remaining in the trust.

The exercise of the right will effect early retirement of the securities, but the right to purchase the trust assets only vests when the principal balance of the trust assets has been reduced to an amount set forth in the prospectus supplement. In no event, however, will the trust created by the

Agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the Agreements. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the Agreements to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If provided in the prospectus supplement, the depositor or another entity may effect an optional termination of the trust under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust."

Indenture

The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

In addition to that discharge with limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.

LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

                  Mortgage Loans

The mortgage loans for a series will be, and some home improvement contracts for a series may be, secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. However, in some states the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed to secure debt or deed of trust, and, in some deed of trust transactions, the directions of the beneficiary.

                  Foreclosure on Mortgages

Foreclosure of a mortgage is usually accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust or deed to secure debt is usually accomplished by a non-judicial trustee's or grantee's sale, as applicable, under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, foreclosure of a deed of trust or deed to secure debt also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee or grantee, as applicable, in some states, prior to the sale, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower/trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. State law usually controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Typically, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and, in certain circumstances, deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct so as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage, deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee, referee or grantee, as applicable, for an amount which may be less than or equal to the unpaid principal amount of the mortgage note secured by the mortgage, deed of trust or deed

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
to secure debt plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. In the same states, there is often a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

                  Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien of that type has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes strict, as well as joint and several, liability for those costs on several classes of potentially responsible parties, including current owners and operators of the property who did not necessarily cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing the loan. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs

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
associated with environmental cleanup may be substantial and may result in a loss to securityholders.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the series of securities.

CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the Secured Creditor Exclusion unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior

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
to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations, or will make only very limited environmental assessments, prior to the origination of the loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

                  Rights of Redemption

In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

                  Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the trust assets included in the trust for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, either reinstates or satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan that applicable law may provide.

The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected

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
under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the senior mortgagee become part of the indebtedness secured by the senior mortgage.

The form of credit line, deed of trust or mortgage used by most institutional lenders which make HELOC loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause depends in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the deed of trust or mortgage, notwithstanding the fact that there may be junior deed of trusts or mortgages and other liens which intervene between the date of recording of the deed of trust or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior deed of trusts or mortgages and other liens at the time of the advance. In most states, the deed of trust or mortgage lien securing mortgage loans of the type which includes HELOCS applies retroactively to the date of the original recording of the deed of trust or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded deed of trust or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or


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
impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

                  Anti-Deficiency Legislation and the Bankruptcy Code

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt and afford relief to debtors, which may interfere with or affect the ability of the secured lender to realize upon the collateral or enforce a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

In the case of a loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, guarantee or mortgagee if there are not trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bring a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary, grantee or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to fully realize upon its collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and foreclosure proceedings had

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
occurred prior to the filing of the bankruptcy petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified. These courts have held that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering or extending the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of the loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans.

Applicable law provides priority to some tax liens over the lien of a mortgage deed to secure debt or deed of trust. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the Truth-in-Lending Act could subject the trust (and other assignees of the loans) to monetary penalties and could result in a rescission of a loan with respect to either the trust or subsequent holders of the loans.

                  Due-On-Sale Clauses In Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act typically preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have


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
become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were:

         - originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

         - originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, i.e., Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. The Garn-St. Germain Act also prescribes nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

                  Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

                  Equitable Limitations on Remedies

In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the

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
security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

                  Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the prospectus supplement.

In most cases, the seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

                  The Home Improvement and Manufactured Housing Contracts

General

The home improvement and manufactured housing contracts, other than those contracts that are unsecured or secured by mortgages on real estate are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. These home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the financed home improvements grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement typically is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. A purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must be perfected by a timely fixture filing. Under the UCC, a security interest usually does not exist in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization, upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Security Interests in the Manufactured Homes

The manufactured homes securing the manufactured housing contracts may be located in all fifty states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may


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
contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in the state to which the owner moved. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured homes.

Enforcement of Security Interest in Home Improvements and Manufactured Homes

So long as the home improvement or manufactured home has not become subject to the real estate law, a creditor can repossess a home improvement or manufactured home securing a contract by voluntary surrender, by self-help repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


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
Consumer Protection Laws

The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and related lenders and assignees to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a contract, including the trust with respect to the loans, to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract. If the trust includes loans subject to these laws, it may be subject to all of the claims and defenses which the borrower could assert against the seller.

Applicability of Usury Laws

Title V provides that, with the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

                  Installment Contracts

The loans may also consist of installment contracts secured by real property for purposes of the laws of the state in which the property is located. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state

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
statute, to enforce the contract strictly according to the terms. The terms of installment contracts typically provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

In most cases, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                  Soldiers' and Sailors' Civil Relief Act of 1940

Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

- are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

- may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and

- may have the maturity of those obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits noted above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the depositor nor the trustee will be required to advance those amounts, and any consequent loss may reduce the amounts available to be paid to the holders of the certificates of that series. As specified in the prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating

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
to the Private Securities, as applicable, included in a trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had the interest shortfall not occurred.

                  Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

LEGAL ASPECTS OF THE POOLED SECURITIES

The following discussion contains summaries of the certain legal aspects of pooled securities which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states which may be applicable to the pooled securities, or the sellers or depositors with respect thereto. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the pooled securities.

The pooled securities will generally consist of interests in or notes issued by a trust, whose assets include mortgages or other assets that will be substantially similar to the trust assets described in this prospectus. The assets of a pooled security will generally be originated or purchased by the sponsor of the pooled securities (referred to in this section as the "sponsor"). the sponsor will transfer those assets, directly or indirectly, to a trust. The sponsor will treat the transfer of such assets as a sale for accounting purposes. As a sale of assets by the sponsor, the assets would not be part of the sponsor's bankruptcy estate and would not be available to the sponsor's creditors. However, in the event of the insolvency of the sponsor, it is possible that the bankruptcy trustee or a creditor of the sponsor may attempt to recharacterize the sale of the assets as a borrowing by the sponsor, secured by a pledge of the assets. This position, if argued before or accepted by a court, could prevent timely payments of amounts due on the pooled securities and a reduction of payments on the pooled securities, which in turn could result and result in a delay or reduction of payments due on the Securities of the related series.


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
USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

                  -        to purchase the trust assets,

                  - to establish any reserve funds described in the prospectus supplement,

                  - to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any, and

                  -        for general corporate purposes.

If specified in the prospectus supplement, the purchase of the trust assets for a series may be effected by an exchange of securities with the seller of the trust assets.

FEDERAL INCOME TAX CONSEQUENCES

                  General

The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions and regulations of the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which may change or be interpreted differently. The statutory provisions, regulations, and interpretations on which this interpretation is based may change, and those changes could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, including investors that may be subject to special treatment under federal income tax laws, including:

                  -        financial institutions,

                  -        banks,

                  -        insurance companies,

                  -        tax-exempt entities,

                  -        regulated investment companies,

                  -        dealers in securities or currencies,

                  - persons holding the securities as a hedge against currency risks or as a position in a "straddle" for tax purposes,


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
                  -        or persons whose functional currency is not the U.S.
                           dollar.

This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. We suggest that prospective investors consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to holders will vary depending on whether

                  -        the securities are classified as indebtedness;

                  - an election is made to treat the trust as a REMIC or a FASIT under the Internal Revenue Code of 1986;

                  - the securities represent an ownership interest in some or all of the trust assets; or

                  - an election is made to treat the trust as a partnership.

In all cases, each trust fund will be structured so as not to be subject to an entity level tax, and Sidley Austin Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

                  Opinions

Tax counsel is of the opinion that:

         (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

         (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable Agreement are complied with

                  (1) each segregated pool of assets specified in the applicable Agreement will constitute a REMIC for federal income tax purposes,

                  (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC and as debt for federal income tax purposes and


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
                  (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

         (c) If a prospectus supplement indicates that one or more FASIT elections will be made with respect to the related trust fund, assuming that these FASIT elections are timely made and all of the provisions of the applicable Agreement are complied with

                  (1) each segregated pool of assets specified in the applicable Agreement will constitute a FASIT for federal income tax purposes,

                  (2) the class or classes of securities of the related series which are designated as "regular interests" and "high yield interest" in the related prospectus supplement will be considered regular interests and high yield interests, respectively, in a FASIT and as debt for federal income tax purposes and

                  (3) the class of securities of the related series which is designated as the ownership interest in the related prospectus supplement will be considered the sole class of "ownership interests" in the applicable FASIT for federal income tax purposes;

         (d) If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement,

                  (1) the trust fund will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and

                  (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the assets included in the trust fund; and

         (e) If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.


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
                  Taxation of Debt Securities

Status as Real Property Loans

If one or more REMIC or FASIT elections have been made with respect to the trust fund or if the prospectus supplement indicates that the trust fund will be treated as a grantor trust, tax counsel typically will have advised the depositor that:

         - securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code Section
                  7701(a)(19)(C)(v); and

         - securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(5)(B) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code
Section 593(d) to any taxable year beginning after December 31, 1995.

Interest and Acquisition Discount

Securities representing regular interests in a REMIC usually are taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities. If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of those securities will be set forth under the heading "Federal Income Tax Consequences" in the prospectus supplement.

Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder, which we refer to as "OID Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

OID typically will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. OID typically must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.


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
The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but usually will not include distributions of interest if distributions constitute qualified stated interest.

Under the OID Regulations, qualified stated interest means interest payable at a single fixed rate or qualified variable rate and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in the next paragraph. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will usually have OID. We suggest that holders of debt securities consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders usually must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.


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
Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is typically treated as payable at a qualified variable rate and not as contingent interest if,

-     the interest is unconditionally payable at least annually,

- the issue price of the debt instrument does not exceed the total noncontingent principal payments and

- interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

The IRS has issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which typically is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a this type of security is the excess, if any, of the sum of


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
      - the present value of all payments remaining to be made on the security as of the close of the accrual period and

      - the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      - the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

      -     events which have occurred before the end of the accrual period, and

      - the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

Some classes of regular interest securities may represent more than one class of REMIC regular interests. As specified in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset that OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies

Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, we suggest that holders of securities consult their own tax advisors on this point.

Interest Weighted Securities

It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under " - Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities. The depositor intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities. See " - Tax Status as a Grantor Trust - Discount or Premium on Pass-Through Securities."

Variable Rate Debt Securities

In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

      -     the yield to maturity of those debt securities and

      - in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, we suggest that holders of variable rate debt securities consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.


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Market Discount

A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which usually is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount typically would accrue either:

      - on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

      - in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security is allowed as a current deduction only to the extent excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. The deferred portion of any interest expense usually will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

Premium

A holder who purchases a debt security, other than an interest weighted security as described under " -- Taxation of Debt Securities; Interest Weighted Securities", at a cost greater than its stated redemption price at maturity, usually will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. We suggest that purchasers


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who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed. The IRS has issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. We suggest that prospective purchasers of the securities consult their tax advisors regarding the possible application of these regulations.

Election to Treat All Interest as Original Issue Discount

The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during or after the year of the election. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable.

            Taxation of the REMIC and its Holders

In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

If a REMIC election is made with respect to a series of securities,

      - securities held by a domestic building and loan association typically will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

      - securities held by a real estate investment trust typically will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset in the proportion that REMIC assets are qualifying assets.


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
            REMIC Expenses; Single Class REMICs

All of the expenses of a REMIC usually will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including some pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of:

-     3% of the excess of adjusted gross income over the applicable amount, or

- 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to this type of holder. A single class REMIC is one that either:

- would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

- is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

As specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

            Taxation of the REMIC

General

Although a REMIC is a separate entity for federal income tax purposes, a REMIC usually is not subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described in " -- Taxation of Debt Securities; Interest and Acquisition Discount", the regular interests usually are taxable as debt of the REMIC.

Calculation of REMIC Income

The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. The taxable income or net loss typically will be the difference between


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
- the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

- deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities". However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions, Contributions and Foreclosure Income Taxes

The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. Prohibited transactions include:

- the sale or other disposition of any qualified mortgage transferred to the REMIC;


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
-     the sale or other disposition of a cash flow investment;

- the receipt of any income from assets not permitted to be held by the REMIC; or

- the receipt of any fees or other compensation for services rendered by the REMIC.

In addition, a tax usually is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day and at a rate equal to the highest corporate rate on any net income from foreclosure property. Provisions of the pooling and servicing agreement are intended to ensure that prohibited transaction, contributions and foreclosure income taxes are not imposed. Therefore, we do not expect that those taxes will be imposed. No assurance, however, can be given that no such tax will be imposed. The holders of residual interest securities typically will be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of the REMIC.

            Taxation of Holders of Residual Interest Securities

The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans usually will remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument.


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
Limitation on Losses

The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be limited in more ways under the Code, accordingly, we suggest that they consult their tax advisers.

Distributions

Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, usually will not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of the payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

Sale or Exchange

A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

Excess Inclusions

The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or some cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and may be limited in more ways. See "Tax Treatment of Foreign Investors."

The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have `significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after


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
December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code
Section 593(d) to any taxable year beginning after December 31, 1995.

The excess inclusion portion of a REMIC's income is equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

- 120% of the long term applicable federal rate on the startup day multiplied by

- the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in some cases, transfers of residual securities may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

Restrictions on Ownership and Transfer of Residual Interest Securities

As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" residual interest securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" residual interest security. The REMIC Regulations provide that a residual interest security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related governing document --

      - the present value of the expected future payments on the residual interest security equals at least the present value of the expected tax on the anticipated excess inclusions; and

      - the transferor reasonably expects that the transferee will receive payments with respect to the residual interest security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest security. This rate is computed and published monthly by the IRS.

All transfers of residual interest securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit --

      - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

      - from the prospective transferee, providing certain representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the residual interest security and that it intends to pay its debts as they come due in the future; and


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
      - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The REMIC Regulations further provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor:

      - the transferee must represent that it will not cause income from the noneconomic residual interest security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and

      - the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

      - at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons,

      - the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and

      - a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest security will not be paid.

In addition, the direct or indirect transfer of the residual interest security to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The "formula test" would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest security were less than or equal to the sum of --

      - the present value of any consideration given to the transferee to acquire the interest;

      - the present value of the expected future distributions on the interest; and

      - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an applicable Federal rate, unless a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, in which case that lower rate could be used as the discount rate.


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
If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest security to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The related pooling and servicing agreement will require that all transferees of residual interest securities furnish an affidavit as to the applicability of one of the safe harbors of the REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a residual interest security, prospective purchasers should consider the possibility that a purported transfer of such security to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interest securities by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors."

Mark to Market Rules

Prospective purchasers of a residual interest security should be aware that the IRS regulations which provide that a residual interest security acquired after January 3, 1995 cannot be marked-to-market.

            Administrative Matters

The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

            Tax Status as a Grantor Trust

General

As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.


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Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security usually will be entitled to deduct servicing fees under Section 162 or Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

      - 3% of the excess of adjusted gross income over the applicable amount or

      - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

Discount or Premium on Pass-Through Securities

The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities typically will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not deductible under the Code. Any market discount or premium on a loan will be includible in income, in the manner described in " -- Taxation of Debt Securities; Premium and Market Discount", except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, typically, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See " -- Taxation of Debt Securities; Market Discount" and " -- Premium" above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment usually would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities

A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described in " -- Taxation of Debt Securities; Interest and Acquisition Discount" for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent


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Treasury regulations, appear specifically to cover instruments like the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis, as specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

In some cases, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations

The characterizations of the stripped securities described in the preceding section are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

- in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

- the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

- each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, we strongly suggest that potential purchasers consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans

In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the


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
securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

            Sale or Exchange

Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, typically will be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.

            Miscellaneous Tax Aspects

Backup Withholding

Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, in some cases, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding applies if the holder of a security

-     fails to furnish the trustee with its taxpayer identification number;

-     furnishes the trustee an incorrect taxpayer identification number;

- fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

- under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to exempt recipients, including exempt organizations, and to some nonresidents. We suggest that holders consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.


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
In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies that such seller is a foreign holder (and certain other conditions are met) or (iii) the seller provides the broker with a completed IRS Form W-9. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS

The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

            Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, be subject to the regular United States income tax.

Payments to holders of residual interest securities who are foreign persons typically will be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they will be taken into account for withholding tax purposes only when paid or distributed or when the


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
residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions."

            Tax Characterization of the Trust as a Partnership

Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

            Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc.

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their


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
principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

Interest Income on the Notes

Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount usually will be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and some cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code typically would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses usually may be used only to offset capital gains.


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
Foreign Holders

Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person will be considered portfolio interest, and will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

- is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

- provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

A withholding agent is the United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a foreign holder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult their tax advisor.

If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.


Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

- the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and


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
- in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding

Each holder of a note, other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

Possible Alternative Treatments of the Notes

If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described in " -- Tax Characterization of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.

            Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership

The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the trust. Any characterization of that type would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in


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
a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the prospectus supplement.

Partnership Taxation

As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

- the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

- any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

-     prepayment premium payable to the certificateholders for the month; and

- any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received


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cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income taxable to the holder under the Code.

An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium

It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination

Under final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of the partnership, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.


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
Disposition of Certificates

Capital gain or loss usually will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate typically will equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans typically would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in " -- Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the aggregate cash distributions, the excess usually will give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees

The trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election

In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting


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records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies .

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. The information includes:

-     the name, address and taxpayer identification number of the nominee and

-     as to each beneficial owner

-     the name, address and identification number of the person,

- whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

- some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. The statute of limitations for partnership items typically does not expire before three years after the date on which the partnership information return is filed. Any adverse


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determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders

It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest corporate tax rate (in the case of sovereign holders taxable as corporations) and the highest rate applicable to individuals (in the case of all other holders). Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder usually would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person usually will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


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
Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

            FASIT Securities

General

The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations would not be effective until final regulations are filed with the federal register. However, it appears that some anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders. In the opinion of tax counsel, if a FASIT election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a FASIT assuming compliance with all of the provisions of the applicable Agreement, including the making of a timely FASIT election, and representations made by the seller as to factual matters. In addition, the trust's qualification as a FASIT depends on its ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, requirements of proposed, temporary or final Treasury regulations that may be promulgated in the future under the FASIT provisions and that may apply to the trust or as a result of any change in the applicable law. Investors also should note that the FASIT discussion in this prospectus constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

FASIT securities will be classified as either FASIT regular securities, which will be treated as debt for federal income tax purposes, or FASIT ownership securities, which are not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of that series will be designated as regular interests, and which will be designated as ownership interests.

Qualification as a FASIT

The trust underlying a series, or one or more designated pools of assets held in the trust, will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

-     a FASIT election is in effect,


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-     tests concerning the composition of the FASIT's assets and the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

- the trust is not a regulated investment company as defined in Section 851(a) of the Code.

Asset Composition

In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date (the "FASIT Qualification Test"). Permitted assets include:

-     cash or cash equivalents,

- debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC, i.e., instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

-     foreclosure property,

- some hedging instruments, including interest and currency rate swaps and enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

- contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

-     FASIT regular interests, and

-     REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

Interests in a FASIT

In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet requirements. All of the interests in a FASIT must belong to either of the following:

-     one or more classes of regular interests or

- a single class of ownership interest that is held by a fully taxable domestic C corporation.

In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

A FASIT interest qualifies as a regular interest if:

-     it is designated as a regular interest,


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-     it has a stated maturity no greater than thirty years,

-     it entitles its holder to a specified principal amount,

- the issue price of the interest does not exceed 125% of its stated principal amount,

- the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

- if it pays interest, the interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to the principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests, i.e., qualified floating rates and weighted average rates. See " -- Taxation of Debt Securities -- Variable Rate Debt Securities."

If a FASIT security fails to pay a specified principal amount, has an issue price that exceeds 125% of its stated principal amount, or has yield to maturity in excess of the AFR, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT security fails to pay a fixed rate or a permissible variable rate, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire high yield interests as inventory, rather than for investment. Holders of high-yield interests may be limited in offsetting income derived from that interest. In addition, the proposed Treasury regulations contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) and that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as high yield interest in a FASIT. See " -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure to comply inadvertent and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership


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Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT Regular Securities are treated as exchanging their Notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

            Tax Treatment of FASIT Regular Securities

General

Payments received by holders of FASIT regular securities should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular interests. As in the case of holders of REMIC Regular interests, holders of FASIT regular interests must report income from those interests under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interests issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest will be treated as ordinary income to the securityholder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular interests issued with original issue discount or acquired with market discount or premium will treat interest and principal payments on the securities in the same manner described for REMIC regular interests. See " -- Taxation of Debt Securities," " -- Market Discount," and " -- Premium" above. High-yield securities may be held only by fully taxable domestic C corporations, other FASITs, and some securities dealers. Securityholders of high-yield securities may be limited in their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

If a FASIT regular interest is sold or exchanged, the securityholder usually will recognize gain or loss upon the sale in the manner described in " -- Taxation of Debt Securities; Sale or Exchange". In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of the security should be allowed to deduct the loss sustained or alternatively be able to report a lesser amount of income. However, the timing and character of those losses in income are uncertain. See " -- Taxation of Debt Securities -- Effects of Default and Delinquencies."

FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on those securities will be considered qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will


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represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See " -- Taxation of Debt Securities." In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of
Section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT or RIC qualification purposes.

Treatment of High-Yield Interests

High-yield interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of the holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire the interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

            Tax Treatment of FASIT Ownership Securities

A FASIT ownership security represents the residual equity interest in a FASIT. The holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. The character of the income to the holder of a FASIT ownership interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See " -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security usually will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT ownership security or, in the case of a FASIT holding


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mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by the holder, then section 475 will continue to apply to the securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually. The proposed FASIT regulations issued on February 4, 2000 significantly altered the mark-to-market rules with respect to securities sold or contributed to a FASIT by the holder of the related FASIT ownership security. Prospective investors should consult with their tax advisors regarding the impact of the proposed FASIT regulations on the mark-to-market rules.

The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any prohibited transactions. Prohibited transactions include:

      - the receipt of income derived from assets that are not permitted assets,

      -     some dispositions of permitted assets,

      - the receipt of any income derived from any loan originated by a FASIT, and

      - in some cases, the receipt of income representing a servicing fee or other compensation.

Any series for which a FASIT election is made will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding, Reporting and Tax Administration

Securityholders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See " -- Miscellaneous Tax Aspects -- Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities will be treated in the same manner as holders of REMIC securities.

Foreign Securityholders

Foreign holders of FASIT securities will be subject to withholding to the same extent foreign holders of notes would be subject. See " -- Tax Consequences to Holders of the Notes -- Foreign Holders."

Under proposed Treasury regulations, if a non-U.S. Person holds, either directly or through a vehicle which itself is not subject to U.S. federal income tax like a partnership or a trust, a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by the FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury


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regulations state that a debtor is a conduit debtor if the debtor is a U.S.
Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE SUGGEST THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS



The Employee Retirement Income Security Act of 1974 and Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to those Plans. Some employee benefit plans, including governmental plans and church plans for which no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this section, subject to other applicable federal and state law. However, any governmental or church plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans are subject to ERISA's fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise


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taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of
ERISA, on parties in interest which engage in non-exempt prohibited transactions.

Depending on the relevant facts and circumstances, a prohibited transaction exemption may apply to the purchase or holding of the securities - for example:

      - Prohibited Transaction Class Exemption ("PTCE") 96-23 exempts some transactions effected on behalf of a Plan by an in-house asset manager;

      - PTCE 95-60 exempts some transactions between insurance company general accounts and parties in interest;

      - PTCE 91-38 exempts some transactions between bank collective investment funds and parties in interest;

      - PTCE 90-1 exempts some transactions between insurance company pooled separate accounts and parties in interest; and

      - PTCE 84-14 exempts some transactions effected on behalf of a Plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with any investment. Furthermore, these exemptions might not apply to transactions involved in operation of the trust if, as discussed below, the assets of the trust were considered to include Plan assets.

The DOL has issued a final regulation, 29 C.F.R. Section 2510.3-101 (the "Plan Assets Regulation"), containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, when a Plan invests in an equity interest in a corporation, partnership, trust or other entity, the underlying assets and properties of the entity will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

Under the terms of the Plan Assets Regulation, the trust (or other issuer) may be deemed to hold Plan assets by reason of a Plan's investment in a security; the Plan assets would include an undivided interest in any assets held by the trust. In that event, persons providing services with respect to the assets of the trust may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving the assets unless the transactions are subject to a statutory, regulatory or administrative exemption. In addition, the obligations and responsibilities of Plan sponsors and Plan administrators may be expanded by application of Part 1 of Subtitle B of Title I of ERISA to the entity's assets and operations. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase securities are deemed to own an interest in the underlying assets of the Trust.

The look-through rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features.


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
A profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust usually are deemed to be equity interests under the Plan Assets Regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, the assets of an investing Plan would include the notes, but not, by reason of the purchase, the underlying assets of the trust. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

If the interest is an equity interest, the Plan Assets Regulation creates an exception if the class of equity interests in question is:

      - widely held, i.e., held by 100 or more investors who are independent of the depositor and each other at the conclusion of the initial public offering;

      -     freely transferable; and

      -     sold as part of an offering under

            - an effective registration statement under the Securities Act, and then subsequently registered under the Exchange Act or

            - an effective registration statement under Section 12(b) or 12(g) of the Exchange Act.

In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interests in the entity is held by investors other than "benefit plan investors" - which includes Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity - the assets of an investing Plan will not include any of the underlying assets of the trust. In determining this percentage, the interests of certain persons (other than benefit plan investors) who provide investment advice to the entity for a fee or who have discretionary authority or control regarding the assets of the entity (or any of their affiliates) must be disregarded.

The DOL has granted to some underwriters substantially identical individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including notes and certificates, issued by entities holding investment pools consisting only of certain secured receivables, loans and other obligations ("issuers") and the servicing, operations and management of such entities, provided the conditions and requirements of the Underwriter Exemptions are met. These securities may include the certificates or the notes issued under this prospectus. The obligations covered by the Underwriter Exemptions include obligations like the trust assets, other than home improvement contracts that are unsecured. The Underwriter Exemptions may apply to the acquisition, holding and resale of the securities by a Plan, provided that a number of conditions are met, including those listed in the next paragraph.


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
While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions are similar and include the following requirements:

      - the acquisition of the securities by a Plan must be on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - the rights and interests evidenced by the securities acquired by the Plan may not be subordinated to the rights and interests evidenced by other securities of the issuer, unless the issuer holds only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction");

      - the securities acquired by the Plan must have received a rating at the time of the acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from any of S&P, Moody's or Fitch;

      - The sum of all payments made to and retained by the underwriter in connection with the distribution of the securities must represent not more than reasonable compensation for underwriting the securities. The sum of all payments made to and retained by the seller for the sale of those obligations to the issuer must represent not more than the fair market value of the obligations. The sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

      - The trustee must not be an affiliate of any member of the Restricted Group other than an underwriter;

      - The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act; and

      - For certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

The issuer also must meet the following requirements:

      - the investment pool must consist solely of assets of the type which have been included in other investment pools;

      - securities in the other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a rating agency for at least one year prior to the Plan's acquisition of securities; and

      - securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      The Underwriter Exemptions provide exemptive relief to some mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

            (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must not exceed twenty-five percent (25%).

            (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a rating agency.

            (3) The transfer of additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

            (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date.

            (5) In order to insure that the characteristics of the additional obligations are substantially similar to those of the original obligations which were transferred to the issuer:

                  - the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                  - an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each rating agency rating the securities, the related underwriter and the related trustee, stating whether or not the characteristics


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
                        of the additional obligations conform to the characteristics described in the related prospectus, prospectus supplement, or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date.

            (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in some cases if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

            (7) Amounts transferred to any pre-funding account or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments.

            (8) The related prospectus or prospectus supplement must describe:

                  - any pre-funding account and capitalized interest account used in connection with a pre-funding account;

                  -     the duration of the pre-funding period;

                  - the percentage or dollar value of the amount allocated to the pre-funding account for the issuer; and

                  - that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

            (9) The related pooling and servicing agreement or trust agreement must describe the permitted investments for the pre-funding account and capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

In 2000, the DOL further amended the Underwriter Exemptions to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from each exemption rating agency rating the securities, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.


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
The Underwriter Exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

      - in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

      - the fiduciary or affiliate is not an obligor with respect to more than five (5) percent of the fair market value of the obligations contained in the investment pool;

      - a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and

      - immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the person is a fiduciary are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief from self dealing/conflict of interest prohibited transactions is not available for Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in an investment pool constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a swap agreement that meets the requirements of the Underwriter Exemptions, or any affiliate of these parties (the "Restricted Group").

The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

We suggest that prospective Plan investors consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Underwriter Exemptions to the purchase and holding of the securities and the potential consequences in their specific circumstances, and the effect of the Plan Asset Regulations prior to making an investment in the securities. Moreover, each Plan fiduciary should read carefully the prospectus supplement relating to the securities it is considering acquiring, and should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

LEGAL INVESTMENT

If the prospectus supplement specifies that the securities will not constitute mortgage-related securities under the Secondary Mortgage Market Enhancement Act of 1984, we suggest that investors whose investment authority is subject to legal restrictions consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

RATINGS

It will be a requirement for issuance of any series that the securities offered by this prospectus and the prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to offered securities of each series will be as set forth in the prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

PLAN OF DISTRIBUTION

The depositor may offer each series of securities through one or more underwriters that may be designated at the time of each offering of the securities. The prospectus supplement will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to some dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to the series.

The underwriters involved in the offering of a series of securities may include Banc One Capital Markets, Inc., an affiliate of the depositor, and may include other affiliates of the depositor.

This prospectus, together with the accompanying prospectus supplement, may be used by Banc One Capital Markets, Inc. or another affiliate of the depositor in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Banc One Capital Markets, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

LEGAL MATTERS

As specified in the prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and accordingly files reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

      - Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

      -     Northeast Regional Office, 233 Broadway, New York, New York 10279.

Copies of the material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Copies of the registration statement of which this prospectus forms a part and the exhibits are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

INCORPORATION OF DOCUMENTS BY REFERENCE

All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The depositor on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents referred to in the previous paragraph that have been or may be incorporated by reference in this prospectus but not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Bond Securitization, L.L.C., 1 Bank One Plaza, Chicago, Illinois 60670, telephone number (312) 732-4000.


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
                            GLOSSARY OF DEFINED TERMS

ADDITIONAL OBLIGATIONS: means all Obligations transferred after the closing date.

ACT:  means the Home Ownership and Equity Protection Act of 1994.

AGREEMENT: means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

CLTV:  means combined loan-to-value ratio.

CODE:  means the Internal Revenue Code of 1986.

DESIGNATED TRANSACTION: as defined in the Underwriter Exemptions, means a securitization transaction in which the assets of the issuer consists of certain fully secured obligations such as mortgage loans secured by residential real property.

ELIGIBLE CORPORATION: means a domestic C corporation that is fully subject to corporate income tax.

ELIGIBLE INVESTMENTS: means, as is acceptable to the rating agency, among other investments:

      -     obligations of the United States and government agencies,

      -     federal funds,

      -     certificates of deposit,

      -     commercial paper,

      -     demand and time deposits and banker's acceptances,

      -     repurchase agreements of United States government securities, and

      -     guaranteed investment contracts.

FASIT QUALIFICATION TEST: means a test to determine eligibility of a trust, or one or more designated pools of assets held by a trust, for FASIT status, under which substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date.

GARN-ST. GERMAIN ACT: means the Garn-St. Germain Depository Institutions Act of 1982.

HELOC: means a home equity line of credit.


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
HOUSING ACT:  means the National Housing Act of 1934.

LOANS: means mortgage loans, which may be closed-end home equity loans, HELOCs, mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts and manufactured housing contracts.

MORTGAGED PROPERTIES:  means property which secures repayment of the loans.

NEW ARRANGEMENT: means, if FASIT status is lost, the entity classification of the former FASIT.

OBLIGATIONS:  means mortgage loans or other secured receivables.

PARTIES IN INTEREST: means persons who are parties in interest or disqualified persons with respect to Plans.

PLAN ASSETS REGULATION: means the final regulation issued by the DOL, 29 C.F.R. Section 2510.3-101, containing rules for determining what constitutes the assets of a Plan.

PLANS: means employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code.

POOLED SECURITIES: means the mortgage or asset backed securities included as part of the trust assets.

PTCE:  means a Prohibited Transaction Class Exemption.

RCRA:  means the Resource Conservation and Recovery Act.

REO PROPERTY: means property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession.

RESTRICTED GROUP: means the seller, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in a trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust, any counterparty to a swap agreement that meets the requirements of the Underwriter Exemptions, or any affiliate of these parties.

SECURED CREDITOR EXCLUSION: means, with respect to CERCLA, the exclusion from the definition of "owner or operator" of a secured creditor who holds indicia of ownership primarily to protect its security interest.

TITLE V: means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

UNDERWRITER EXEMPTIONS: means the individual administrative exemptions, granted by the DOL to some underwriters, from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through entities that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

U.S. PERSON: means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                           AMERICAN GENERAL MORTGAGE
                               LOAN TRUST 2003-1,
                                   AS ISSUER

                                  $257,060,000

               $146,500,000 Class A-1 Variable Rate Certificates
                    $34,000,000 Class A-2 2.54% Certificates
                    $44,820,000 Class A-3 4.03% Certificates
                    $16,190,000 Class M-1 4.26% Certificates
                    $15,550,000 Class M-2 4.69% Certificates

                                 MORTGAGE LOAN
                     ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2003-1

                          BOND SECURITIZATION, L.L.C.,
                                  AS DEPOSITOR

                       SECOND STREET FUNDING CORPORATION,
                                   AS SELLER

                     AMERICAN GENERAL FINANCE CORPORATION,
                               AS MASTER SERVICER

     Until August 21, 2003, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the offered certificates in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                             PROSPECTUS SUPPLEMENT
                                  May 23, 2003

                      ------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.
                                   CITIGROUP

                                  UNDERWRITERS